Filed Pursuant to Rule 424(b)(5)

Registration No. 333-291873

prospectus supplement

(To prospectus dated December 8, 2025)

14,340,000 Shares of Common Stock

4,410,000 Pre-Funded Warrants to Purchase Shares of Common Stock

4,410,000 Shares of Common Stock Underlying such Pre-Funded Warrants

18,750,000 Common Warrants to Purchase Shares of Common Stock

18,750,000 Shares of Common Stock Underlying such Common Warrants

Venu Holding Corporation

Venu Holding Corporation (“Venu,” the “Company,” “we,” “our,” and “us”) is offering 14,340,000 shares of its common stock, par value $0.001 (“Common Stock”), and warrants to purchase up to 18,750,000 shares of Common Stock (“Common Warrants”), pursuant to this prospectus supplement and the accompanying base prospectus. The combined public offering price for each share of Common Stock, together with one Common Warrant, is $4.00. Each share of our Common Stock, or a Pre-Funded Warrant in lieu thereof (as described below), is being sold together with one Common Warrant. Each Common Warrant will have an exercise price of $5.00 per share, will be exercisable immediately, and will expire on the fifth anniversary of the date of issuance. The shares of our Common Stock and the Common Warrants are immediately separable and will be issued separately, but they will be purchased together in this offering. This prospectus supplement also relates to the offering of the Common Stock issuable upon exercise of the Common Warrants.

We are also offering pre-funded warrants to purchase up to 4,410,000 shares of Common Stock (“Pre-Funded Warrants”), in lieu of shares of Common Stock, exercisable at an exercise price of $0.001, to those purchasers whose purchase of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering. Each Pre-Funded Warrant is being issued together with the same Common Warrant described above being issued with each share of Common Stock. The combined purchase price of each Pre-Funded Warrant, together with one accompanying Common Warrant, is $3.999. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants and the Common Warrants are immediately separable and will be issued separately, but they will be purchased together in this offering. This prospectus supplement also relates to the offering of the Common Stock issuable upon exercise of the Pre-Funded Warrants. In this prospectus supplement, we sometimes refer to the Common Warrants and the Pre-Funded Warrants together as the “Warrants.”

Shares of our Common Stock are listed on the NYSE American LLC under the symbol “VENU.” On March 6, 2026, the last reported sales price of our Common Stock was $4.84 per share. There is no established trading market for the Pre-Funded Warrants or the Common Warrants, and we do not intend to list the Pre-Funded Warrants or the Common Warrants on any securities exchange or nationally recognized trading system.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced reporting requirements.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page S-17 and in our filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total(2)
Public offering price	$4.00	$3.999	$75,000,000
Underwriting discount(1)	$0.28	$0.280	$5,250,000
Proceeds to us, before expenses	$3.72	$3.719	$69,750,000

(1)	We refer you to “Underwriting” beginning on page S-34 for additional information regarding underwriters’ compensation. Excludes fees and expenses payable to the underwriters and other expenses of this offering.

(2)	Based on the sale of 14,340,000 shares of Common Stock, 4,410,000 Pre-Funded Warrants, and 18,750,000 accompanying Common Warrants, and assuming full exercise of the Pre-Funded Warrants.

We have granted a 45-day option to the underwriters to purchase from us up to 2,812,500 additional shares of our Common Stock and/or 2,812,500 additional Pre-Funded Warrants and/or 2,812,500 additional Common Warrants, together representing an aggregate of 15% of the shares of Common Stock, Pre-Funded Warrants, and Common Warrants sold in this offering, in each case at the aggregate offering price per share of Common Stock and/or Pre-Funded Warrant in lieu thereof and accompanying Common Warrant less the underwriting discounts and commissions, solely for the purpose of covering over-allotments, if any.

The underwriters expect to deliver the shares of our Common Stock, the Pre-Funded Warrants, and the accompanying Common Warrants to purchasers on or about March 10, 2026.

ThinkEquity

The date of this prospectus supplement is March 8, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our Common Stock and Pre-Funded Warrants, together with Common Warrants being issued therewith, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, or covenants were accurate only as of the date when made. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

We and the underwriters have not authorized anyone to provide you with any information other than that contained in this prospectus supplement and the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of our Common Stock and Pre-Funded Warrants exercisable to purchase shares of our Common Stock, in each case together with Common Warrants exercisable to purchase shares of our Common Stock, only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of shares of our Common Stock or Pre-Funded Warrants (together with Common Warrants). Our business, financial condition, results of operations, and prospects may have changed since that date. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.

For investors outside the United States: We and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our Common Stock, Pre-Funded Warrants, and the accompanying Common Warrants as well as the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference. It does not contain all of the information that may be important to you. We encourage you to carefully read this entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein or therein, especially the “Risk Factors” section beginning on page S-17 and the “Risk Factors” section in each of our Annual Report on Form 10-K for the year ended December 31, 2024, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, before making an investment decision. Unless the context otherwise requires, all references to “Venu,” “the Company,” “we,” “our,” or “us” in this prospectus supplement refer to Venu Holding Corporation, a Colorado corporation, together with its subsidiaries. References to “you” refer to a prospective investor.

Our Business

Venu is an entertainment and hospitality holding company based in Colorado Springs, Colorado. Through several subsidiary entities, Venu designs, develops, owns, and operates (whether directly or through third-party operators) up-scale music venues, multi-seasonal amphitheaters, and full-service restaurants and bars. Venu was founded in 2017. Since its inception, Venu has strived to set a new standard in the hospitality and entertainment industry through its entertainment-campus venue concept and to meet the growing demand for live entertainment by developing new venues in strategically selected, rapid-growth, entertainment-underserved markets.

To date, Venu has developed, or is in the process of developing, three restaurant concepts and one bar concept, as well as live music, indoor venues that accommodate approximately 1,400 guests and multi-seasonal amphitheaters that accommodate at least 8,000 guests. Currently, Venu operates two indoor venues, three restaurants, and one outdoor amphitheater across Colorado and Georgia. To complement its first outdoor amphitheater, Ford Amphitheater, which opened in Colorado in August 2024, Venu completed its opening of an associated mixed-use development adjacent to Ford Amphitheater in November 2025, which consists of a fine-dining restaurant, Roth’s Sea & Steak (“Roth’s”), a rooftop bar and lounge, Brohan’s, and two premier, configurable hospitality spaces framing either side of Roth’s, called Notes Hospitality Collection (“NHC”), to be used for hosting corporate events, weddings, trade shows, conventions, and other events. Venu is aiming to develop additional venues in Oklahoma, Texas, and potentially other locations, with the expected opening of an amphitheater in Broken Arrow, Oklahoma in the fall of 2026 and other venues later in 2026 through 2028.

Venu owns and operates, or will operate, a variety of restaurant, live entertainment, music venue, and hospitality concepts, including its indoor music venue concept, Bourbon Brothers Presents (“BBP”), its multi-seasonal music amphitheater concept, The Sunset Amphitheater, its various restaurants and bars, including Bourbon Brothers Smokehouse & Tavern (“BBST”), Roth’s, and Brohan’s, and its premier hospitality space, NHC.

Venu attributes its growth capabilities, in part, to its key partnerships with leaders in the music and entertainment industries, its experienced management team with prior success in hospitality and entertainment, and its strategic public-private partnerships that support ongoing economic growth. Venu believes that its venues offer patrons memorable experiences through a variety of music acts, high-end venues, desired food menu options, and exceptional hospitality.

Venu believes that its strategic development of venues in rapid-growth areas, experience in building partnerships with local governments and managing the elevated regulatory standards associated with public-private projects, and ability to negotiate naming and sponsorship rights with ubiquitous brands make it a highly sought-after entertainment and hospitality company by municipalities across the United States.

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Music Venue Concepts

Bourbon Brothers Presents (Indoor Music Hall)

BBP is the Company’s indoor intimate music and event venue known for promoting national-touring artists as well as upcoming artists and premier local bands and performers. This concept served as Venu’s entry into the live-entertainment venue business. Venu currently operates BBP venues in Colorado (“BBP CO”) and Georgia (“BBP GA”), each of which is designed to flexibly handle approximately 1,400 concertgoers for a general admission concert featuring national-touring artists, or to comfortably accommodate roughly 500-700 people for fully seated events, complete with eight-top tables for intimate concerts, dueling pianos, tribute bands, and other genres that consistently lure entertainment fans. BBP CO, which was originally known as “The Hall at Bourbon Brothers” or “Boot Barn Hall,” became known as “Phil Long Music Hall at Bourbon Brothers” in August 2024. Venu also intends to develop and open a new BBP venue in Centennial, Colorado (“BBP Centennial’) in the first half of 2027. To date, rather than engaging a third-party operator, Venu has directly operated and managed its BBP venues. From time to time, Venu may also explore other music, restaurant, and entertainment venue concepts.

Although live-entertainment promotion is the foundation of Venu’s BBP model, Venu also generates incremental revenue from each BBP location through event rentals, naming rights, and sponsorship sales. The Company charges varying rental rates depending on an array of factors, including the time, day, and date of the rental, the event purpose, and the number of attendees. BBP CO has been rented by a multitude of organizations and businesses for proms and homecomings, corporate functions, political events, and weddings. Venu’s former title sponsor for its BBP GA location was Boot Barn Holdings, Inc. (NYSE: BOOT), a leading retailer of western and work-related apparel and footwear. Beyond selling the naming rights to its venues, Venu has developed a menu of sponsorship inventory for each of its locations, which primarily offers table and event sponsorship opportunities.

The Sunset Amphitheaters (Multi-Seasonal Amphitheaters)

Venu’s current primary focus is to develop significantly multi-seasonal outdoor amphitheaters, capable of accommodating audiences of at least 8,000, that will attract major national-touring entertainers and will be managed by leading music and entertainment event presenters. In May 2023, the Company broke ground on the development of The Sunset Amphitheater, now known as “Ford Amphitheater,” its first open-air, 8,000-person amphitheater, located in Colorado Springs, Colorado, that offers concertgoers unobstructed views of Pikes Peak, the Rocky Mountains, and the United States Air Force Academy. In July 2024, Venu entered into a Name and Sponsorship Rights Agreement and sold the naming rights to this venue, pursuant to which the venue is known as “Ford Amphitheater.” Ford Amphitheater had its grand opening in August 2024. Ford Amphitheater is meant to complement BBP CO as a venue capable of hosting larger national-touring acts. Venu expects to host up to 35 – 40 concerts and events during Ford Amphitheater’s six-month peak season each year from May through October. For its initial shortened season of August through October 2024, 20 concerts were held. During the 2025 season, a total of 26 concerts were held at Ford Amphitheater.

Venu has also entered into public-private partnerships to open additional Sunset Amphitheater venues in Broken Arrow, Oklahoma (“The Sunset BA”), McKinney, Texas (“The Sunset McKinney”), and El Paso, Texas (“The Sunset El Paso”). In addition, the Company has entered into a term sheet with the City of Webster in the greater Houston, Texas area for a planned amphitheater development project (“The Sunset Houston”). Such term sheet constitutes a binding agreement only with respect to an obligation to negotiate the definitive agreement in good faith, and Venu and the City of Webster may elect not to pursue the development if unable to obtain financing on acceptable terms or may otherwise pay a termination fee to forego the project.

Restaurant Concepts

Bourbon Brothers Smokehouse & Tavern

BBST is the Company’s flagship full-service restaurant concept. BBST serves American classics and Southern staples out of a scratch kitchen, accompanied by a selection of rare bourbons, ryes, and whiskies, as well as local craft beers. Venu currently operates BBST restaurants in Colorado Springs, Colorado (“BBST CO”) and Gainesville, Georgia (“BBST GA”), both of which were designed with a unique blend of dining, bar, and patio or lounge areas that can comfortably accommodate up to 300 customers at one time. Venu also intends to develop and open a new BBST restaurant in Centennial, Colorado (“BBST Centennial”) in the first half of 2027.

Roth’s Sea & Steak and Notes Hospitality Collection

Roth’s is an upscale seafood and chophouse in a mixed-use development adjacent to Ford Amphitheater in Colorado Springs, Colorado. The property sits on a total of 4.97 acres and is designed to capture views of the Rocky Mountains along with unobstructed views of Ford Amphitheater’s stage. Roth’s also features a top-shelf bar and lounge, named Brohan’s, on the second floor of the mixed-use development, which offers premium views of Ford Amphitheater that can be monetized during marquee shows.

S-2

NHC features two, approximately 5,000-square-foot configurable hospitality spaces framing either side of Roth’s on the first floor, which the Company believes will be a premier venue rental location for hosting corporate events, weddings, trade shows, conventions, and other occasions. NHC’s second floor consists of over 8,000 square feet that can be flexibly configured into corporate VIP suites, which feature indoor and outdoor components and overlook Ford Amphitheater and the Rocky Mountains. Many suites are expected to have a designated corporate sponsor and will be available to rent during Ford Amphitheater events.

Project and Development Status

The following table summarizes, as of the date of this prospectus supplement, the types of venues we own and operate, or are constructing or plan to develop, describing each by venue type, location, expected opening date, and current status.

Venue Type	Location	Current Status*
Music Halls
BBP CO	Colorado Springs, CO	Opened in March 2019
BBP GA	Gainesville, GA	Opened in June 2023
BBP Centennial	Centennial, CO	Expected to open in early to mid-2027**

Multi-Seasonal Amphitheaters
Ford Amphitheater	Colorado Springs, CO	Opened in August 2024
The Sunset BA	Broken Arrow, OK	Expected to open in the fall of 2026
The Sunset El Paso	El Paso, TX	Expected to open in the fall of 2027
The Sunset McKinney	McKinney, TX	Expected to open in the first quarter of 2027
The Sunset OKC	Greater Oklahoma City area, OK	To be determined***
The Sunset Houston	Greater Houston area, TX	Expected to open in the fall of 2027 or early 2028****

Restaurants
BBST CO	Colorado Springs, CO	Opened in April 2017
BBST GA	Gainesville, GA	Opened in June 2023
BBST Centennial	Centennial, CO	Expected to open in early to mid-2027**

Fine Dining & Hospitality Collection
Roth’s Sea & Steak	Colorado Springs, CO	Opened in November 2025
Notes Hospitality Collection	Colorado Springs, CO	Opened in November 2025

Bars
Brohan’s	Colorado Springs, CO	Opened in November 2025

*	Projected opening dates are based on Venu’s best estimates but are subject to change.

**	Venu is under contract to purchase and refurbish a music hall in the Denver metropolitan area.

***	Venu is assessing locations and municipal partnerships.

****	Venu has entered into a term sheet with the City of Webster and the Webster Economic Development Corporation with respect to the development of amphitheater in the City of Webster. The parties are negotiating a development agreement.

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Venu’s Subsidiaries and Properties

Venu conducts its operations and holds its assets through many wholly- and majority-owned (and controlled) subsidiaries. Certain of Venu’s subsidiaries have raised capital from third-party investors as a means to fund the specific projects and operations of those subsidiaries and received capital contributions from third-party investors, such as The Sunset Amphitheater LLC, and, as a result, these subsidiaries are not wholly owned. In some instances, Venu owns a minority membership interest in a subsidiary but, under the terms of the governing documents for the applicable limited liability company, exercises 100% voting control because the membership interests issued to third-party investors represent non-voting interests, and otherwise retains economic rights in the revenue streams of a given project that may exceed its ownership percentage. Membership interests in these limited liability companies afford the investors certain rights to use suites at the venue owned by the applicable limited liability company. Venu has used this model to help fund and develop certain of its amphitheater projects, such as those of The Sunset Amphitheater LLC and Sunset at Broken Arrow LLC. In the case of GA HIA LLC and Sunset Hospitality Collection LLC, third-party investors hold non-voting membership interests under the terms of operating agreement of these subsidiaries and also are afforded certain in-kind benefits intended primarily for their personal use, such as complimentary tickets to live events.

The following table summarizes Venu’s current and projected ownership and voting interests in its subsidiaries as of February 20, 2026, which Venu either owns directly or indirectly through one of its other subsidiaries as of the date of this prospectus supplement. Percentages in the table are rounded to the nearest whole percent. For subsidiaries that are not wholly owned by Venu or that Venu anticipates later not wholly owning, the table indicates which entity owns, or would be expected to own, the remaining interest. In addition, for those subsidiaries in which certain of the non-voting members’ economic rights under the applicable operating agreement differ from their percentage interest in the limited liability company as a whole, the economic rights of the non-voting members are outlined in the notes to the table.

Subsidiary	Venu or Subsidiary Owner	Current or Projected Company Ownership Percentage Interest	Owner of Remaining Interests
Bourbon Brothers Holdings LLC (“BBH”)	Venu	100%	Not applicable.
Notes Live Real Estate, LLC (“NLRE”)	Venu	100%	Not applicable.
Hospitality Income & Asset, LLC	Venu	99% (100% voting control)	Third-Party Investors
Notes Holding Company LLC (“NHC”)	Venu	100%	Not applicable.
Bourbon Brothers Licensing LLC	Venu	100%	Not applicable.
The Sunset Amphitheater LLC	Venu	14% (100% voting control)	Third-Party Investors(1)
GA HIA, LLC	Venu	15% (100% voting control)	Third-Party Investors(1), (4)
Polaris Pointe Parking LLC	Venu	100%	Not applicable.
Venu VIP Rides LLC	Venu	50% (100% voting control)	Third-Party Investors
Roth’s Sea & Steak LLC	BBH	100%	Not applicable.
Notes Hospitality Collection LLC	BBH	100%	Not applicable.
Sunset Hospitality Collection LLC	NLRE	54% (currently) 40% (projected) (100% voting control)	Third-Party Investors(1), (4)
Sunset at Mustang Creek LLC	NLRE	100% (currently)(3)	Not applicable.
Sunset at Broken Arrow LLC	NLRE	55% (currently) 35% (projected) (100% voting control)	Third-Party Investors(1)
Sunset Ground at Broken Arrow, LLC	Venu	100%(2)	Not applicable.

S-4

Subsidiary	Venu or Subsidiary Owner	Current or Projected Company Ownership Percentage Interest	Owner of Remaining Interests
Sunset at El Paso, LLC	NLRE	98% (currently)(2) 35% (projected) (100% voting control)	Third-Party Investors
Sunset Ground at El Paso LLC	NLRE	100%(2)	Not applicable
Sunset Operations at El Paso LLC	NLRE	100%	Not applicable
Sunset at McKinney LLC	NLRE	68% (currently) 58% (projected)(1) (100% voting control)	Third-Party Investors
Sunset Ground at McKinney LLC	NLRE	100% (currently)(3)	Not applicable
Sunset Operations at McKinney LLC	NLRE	100%	Not applicable
Sunset at Houston in Webster, LLC	Venu	97% (currently) 60% (projected)(1) (100% voting control)	Third-Party Investors
Sunset Ground at Houston in Webster, LLC	NLRE	100% (currently) (projected ownership not yet determined) (100% voting control)	Third-Party Investors.
Sunset Operations at Houston in Webster, LLC	NLRE	100%	Not applicable
Notes CS I, DST	Notes CS I Holdings, LLC	83% (currently)(5) (projected ownership not yet determined)(5) (100% voting control)	Third-Party Investors(5)
Sunset Operations LLC	BBH	100%	Not applicable.
Bourbon Brothers Presents, LLC d/b/a Phil Long Music Hall at Bourbon Brothers	BBH	89%	Third-Party Investors
Bourbon Brothers Smokehouse & Tavern CS, LLC	BBH	100%	Not applicable.
Bourbon Brothers Smokehouse and Tavern GA LLC	BBH	100%	Not applicable.
Bourbon Brothers Presents GA LLC	BBH	100%	Not applicable.
Notes CS I Holdings, LLC	Venu	100%	Not applicable.
Notes CS I ST, LLC	Venu	100%	Not applicable.
Venu Income, LLC	Venu	94% (currently) (projected ownership not yet determined) 100% voting control	Third-Party Investors
Venu LuxeSuite Holdings, LLC	Venu	100%	Not applicable.
Venu 280, LLC	Venu	100%	Not applicable.
Venu Presents LLC	Venu	100%	Not applicable.
Hall at Centennial LLC	NLRE	87% (currently) 60% (projected)(1) (100% voting control)	Third-Party Investors.
Bourbon Brothers Smokehouse and Tavern Centennial, LLC		BBH 100%	Not applicable.
Bourbon Brothers Presents Centennial, LLC		BBH 89%	Third-Party Investors.

(1)	Venu or NLRE, as applicable, has sold or intends to sell non-voting membership interests in this limited liability company to third-party investors. However, the governing documents for these subsidiaries provide that third-party investors who hold non-voting membership units are, in the case of distributions resulting from operations of the venue or restaurant owned by the limited company, entitled to a defined portion of distributions of available cash that are attributable to certain revenue streams of the entities, such as ticket sales, or otherwise a targeted return. All other portions of distributions of available cash from facility operations, income, and profits are distributed to Venu (or a wholly owned subsidiary of Venu) as the Class A member. Where the economic waterfall for the holders of non-voting membership units of a subsidiary is other than in accordance with the members’ percentage interest in the subsidiary as a whole, those economic rights, as of the date of this prospectus supplement, are described below:

●	The Sunset Amphitheater LLC: In the event The Sunset Amphitheater LLC at any time makes a distribution of available cash to its members from operations, it will first distribute to the Class B members as a class an aggregate amount equal to the “rental profit” attributed to the venue. Class B members share in this amount on a pro rata basis determined solely with respect to the total number of Class B units outstanding. Class B members are only entitled to their pro rata share of any “rental profit,” and are not entitled to any other distributions of available cash from operations or any other income or profits of The Sunset Amphitheater LLC, which are distributable solely to the single Class A member (Venu). “Rental profits” are calculated on a per ticketed show basis, and the amount of “rental profits” distributable to the Class B members for each show is calculated by multiplying $5.00 by the number of tickets sold for the ticketed event at the venue owned by The Sunset Amphitheater LLC (excluding any other venue revenues or profits of any kind).

S-5

●	GA HIA, LLC: All distributions of net profits and available cash (other than Priority Proceeds, as defined below) to its members will be made to the Class A members, Class B members and Class C members on a pro rata basis. All amounts of cash received by GA HIA, LLC pursuant to the primary naming rights for the music venue operated on GA HIA, LLC’s property and tax rebates from or through the City of Gainesville, Georgia (collectively, “Priority Proceeds”) are distributable solely to the Class B members and Class C members on a pro rata basis. Notwithstanding the foregoing, the Class C members are capped at an 9% annual return on their capital contribution, after which they no longer participate in distributions for such year.

●	Sunset at Broken Arrow LLC: In the event Sunset at Broken Arrow LLC at any time makes a distribution of available cash to its members from operations, it will first distribute to the Class B members as a class an aggregate amount equal to the “rental profit” attributed to the venue. Class B members share in this amount on a pro rata basis determined solely with respect to the total number of Class B units outstanding. Class B members are only entitled to their pro rata share of any “rental profit,” and are not entitled to any other distributions of available cash from operations or any other income or profits of Sunset at Broken Arrow LLC, which are distributable solely to the single Class A member (a wholly owned subsidiary of Venu). “Rental profits” are calculated on a per ticketed show basis, and the amount of “rental profits” distributable to the Class B members for each show is calculated by multiplying $7.00 by the number of tickets sold for the ticketed event at the venue owned by Sunset at Broken Arrow LLC (excluding any other venue revenues or venue profits of any kind). Sunset at Broken Arrow LLC intends to offer Class C membership interests to third parties; holders of these non-voting membership interests are not entitled to distributions of “rental profit” or of available cash but are entitled to certain allocations of income or losses and will be afforded rights to utilize a suite at the venue along with rights attributable to tickets to that suite.

●	Sunset at McKinney LLC: In the event Sunset at McKinney LLC at any time makes a distribution of available cash to its members generated through ticketed events at the venue, it will distribute to the Class B members, as a class and on a pro rata basis, an aggregate amount intended to cause the Class B members to realize an annual return equal to 3% of the amount of their respective capital contributions. All other distributions from venue operations, income, or profits of any kind are distributed solely to the single Class A member (a wholly owned subsidiary of Venu). Sunset at McKinney LLC intends to offer Class C membership interests to third parties; holders of these non-voting membership interests are not entitled to distributions of available cash but are entitled to certain allocations of income or losses and will be afforded rights to utilize a suite at the venue along with rights attributable to tickets to that suite.

●	Sunset Hospitality Collection LLC: In the event Sunset Hospitality Collection LLC at any time makes a distribution of available cash to its members attributable to lease payments made by the tenant of the property owned by Sunset Hospitality Collection LLC, it will distribute to the Class B members an amount intended to cause the Class B members to realize an annual return equal to 8% of the amount of the total capital contributions of the Class B members and to the Class C members an amount intended to cause the Class C members to realize an annual return equal to 4% of the amount of the aggregate capital contributions of Class C members. All other distributions of cash from venue operations, income, or profits of any kind are distributed to the single Class A member (NLRE).

●	Hall at Centennial LLC, Sunset at El Paso, LLC, and Sunset at Houston in Webster LLC: Each of these subsidiaries has initiated an offering of non-voting membership interests; holders of non-voting membership interests are not entitled to distributions of available cash but are entitled to certain allocations of income or losses and will be afforded rights to utilize a suite at the applicable venue along with rights attributable to tickets to that suite.

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(2)

Venu or NLRE, as applicable, does not currently intend to sell or grant interests in Sunset Ground at El Paso LLC to third parties, but may later determine it is appropriate to do so. To the extent any interests are sold or conveyed to third-parties it is expected that those interests would take the form of non-voting membership units, and therefore, NLRE would maintain 100% voting control.

In April 2025, Sunset at El Paso, LLC initiated an offering of non-voting membership interests; holders of non-voting membership interests are not entitled to distributions of available cash but are entitled to certain allocations of income or losses and will be afforded rights as tenants (or other rights) to utilize suites at the venue and rights attributable to tickets to the suite to which they are deemed a tenant.

(3)	NLRE or Venu, as applicable, does not currently intend to sell or grant interests in these subsidiaries to third parties, but may later determine it is appropriate to do so. To the extent any interests are sold or conveyed to third-parties it is expected that those interests would take the form of non-voting membership units, and therefore, NLRE (or Venu) would maintain 100% voting control.

(4)	GIA HIA LLC, in addition to the voting Class A membership units held solely by Venu, has issued non-voting Class B membership units and non-voting Class C membership units to third parties. Sunset Hospitality Collection LLC, in addition to voting Class A membership units held solely by a wholly owned subsidiary of Venu, has issued non-voting Class B membership units and non-voting Class C membership units to third parties.

(5)	As of the date of this prospectus supplement, the Company also holds its interest in one of its real property assets through a Delaware Statutory Trust. On August 22, 2024, NLRE conveyed the 9.41 acres of real property upon which Ford Amphitheater is located to Notes CS I Holdings, LLC, a wholly owned subsidiary of Venu (“Holdings LLC”), and Holdings LLC conveyed that property to Notes CS I, DST, a Delaware Statutory Trust (the “Trust”) in exchange for a 100% of the beneficial interests in the Trust. The signatory trustee for the Trust is Notes CS I ST, LLC, a wholly owned subsidiary of Venu. Beneficial owners have no voting rights with respect to the affairs of the Trust and do not have legal title to any portion of the property held by the Trust. Instead, the signatory trustee has the sole power and authority to manage the activities and affairs of the Trust, including the power and authority to sell the property, and the Trust holds legal title to the property. Under the documents governing the Trust, beneficial interest holders are entitled to distributions on a pro rata basis of the base rent payments made to the Trust from the ground tenant. Holdings LLC is one of two beneficial interest holders of the Trust and holds an approximate 83% interest. The Trust expects to from time to time sell additional beneficial interests to third parties, but in no event is it expected that Holdings LLC would cease to hold a beneficial interest in the Trust.

(6)	Venu LuxeSuite Holdings, LLC (“Luxe”) sells to third parties the exclusive use rights to certain suites at certain Company venues and concurrently leases them back for a 15-year term under a triple-net lease structure. Under these agreements, the third party pays an upfront purchase price for the suite and Luxe immediately leases the suite for its own use for 15 years. The lease is “triple net,” meaning that Luxe is responsible for all suite-related operating costs (maintenance, insurance, taxes) over the term. Certain Venu subsidiaries that own, or are developing, amphitheaters also may sell interests in firepit suites using this same “triple net” model.

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As it relates to the larger Ford Amphitheater project in which certain Company subsidiaries have a direct or indirect interest, the rights of stakeholders are summarized below and described elsewhere in this prospectus supplement.

●	Operating Agreement: With respect to venue profits and venue losses generated at Ford Amphitheater, those profits and losses are payable and allocated to AEG Presents – Rocky Mountains LLC (“AEG Presents”), a subsidiary of the Anschutz Entertainment Group (“AEG”), and Venu in accordance with the terms of the exclusive operating agreement between Venu and AEG Presents. After its entry by the parties, this agreement was assigned by Venu to Venu’s wholly owned subsidiary, Sunset Operations LLC (“SunsetOps”). SunsetOps is the Venu subsidiary that oversees the operations of Ford Amphitheater. Amounts due to SunsetOps under the exclusive operating agreement with AEG Presents are based on a base fee derived from a portion of the tickets sold at public events held at the venue, and a percentage of venue profits (with such profit split between the two parties being in a range between 45% to 55%). Venue profits that are split and allocated between the parties take into account various revenues streams generated through venue events, including ticket sales, ticket rebates, VIP services, net food and beverage sales, net revenue commissions from artist merchandise sales, parking, and venue sponsorship fees (such as naming rights), but subject to certain limitations set forth in the agreement, and any profits that are divided between the parties are net of various venue operating expenses incurred by AEG Presents as well as certain insurance and property expenses incurred by the owner of the venue.

Amounts due to SunsetOps from event and venue operations under the exclusive operating agreement with AEG Presents are the primary source of funds utilized to pay lease payments due under the operations leases as well as, as further described below, “Event Fees” and the base rent due under the ground lease described below for the property on which Ford Amphitheater was developed, and with any excess retained by SunsetOps.

●	Ground Leases: The real property upon which the amphitheater was developed is owned by the Trust, and The Sunset Amphitheater LLC own all of the improvements (i.e., the amphitheater) on that property. The Trust leases that property to Notes CS I MT, LLC, a wholly owned subsidiary of Venu (and the “master tenant” for the property) pursuant to a “master lease,” which in turn leases the property to The Sunset Amphitheater LLC under a ground lease that has substantially the same economic terms as that of the master lease. The Sunset Amphitheater LLC is the guarantor of the ground lease. Pursuant to that ground lease, Notes CS I MT, LLC pays master tenant annual base rent of $3,222,000 (subject to escalation), which is paid monthly, and base rent is then remitted to the Trust and distributed pro rata to the holders of its beneficial interests.

●	Operations Leases: In connection with the operations of Ford Amphitheater located at the property, The Sunset Amphitheater LLC entered into an operations lease (which was amended on September 24, 2024) with Notes Live Foundation (a non-profit organization operating under the trade name Venu Arts & Culture Foundation), a foundation formed, in part, to accommodate certain “public use” requirements of certain municipalities or quasi-municipality entities and of which Venu is the sole member (the “Foundation”), and in turn, the Foundation has entered into an operations sublease agreement with SunsetOps, as such operations sublease was amended on September 24, 2024. During the term of that operations sublease, SunsetOps pays to the Foundation (a) annual base rent of $3,222,000 (subject to annual 2% annual increases), plus (b) a per-ticket amount to be determined by SunsetOps, multiplied by the total number of tickets sold for entry into “public events” at Ford Amphitheater, not to exceed $50,000 in total unless agreed to in writing by SunsetOps to be paid annually (the “Charitable Trust Contribution”), plus (c) $5.00 multiplied by the total number of tickets sold for entry into “public events” at Ford Amphitheater (“Event Fees”). In turn, under the operations lease, the Foundation remits all payments under the operations sublease to The Sunset Amphitheater LLC, except for the Charitable Trust Contribution (if any). Event Fees that get remitted to The Sunset Amphitheater LLC are ultimately the source of the “rental profit” described above that is distributed by The Sunset Amphitheater LLC to its Class B members, and the remainder of the payments received by The Sunset Amphitheater LLC under the operation lease and sublease are used to pay the base rent payments due to the master tenant and the Trust.

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Recent Developments

Centennial Colorado - Real Property Purchase

In April 2025, the Company announced that it entered into a Purchase and Sale Agreement to acquire certain real property owned by Old Mill, LLC (“Old Mill”) in Centennial, Colorado (the “Centennial Property”) and plans to develop a mid-size indoor music venue on that property (identified in the table above as “BBP Centennial”) along with a BBST restaurant (identified in the table above as “BBST Centennial”). On February 3, 2026, the Company assigned its right, title, and interest in the Purchase and Sale Agreement to Hall at Centennial LLC (“Hall at Centennial”), a subsidiary of the Company, and Hall at Centennial closed on the purchase of the Centennial Property. The purchase price of approximately $12,612,000 was paid through a combination of cash and a promissory note in the principal amount of approximately $7,758,000, bearing interest at 4.5% per annum, made by the Company in favor of Old Mill. In connection with the closing of the acquisition, Hall at Centennial also entered into a bridge loan evidenced by a promissory note in the principal amount of $4,350,000, which bears interest at 7.75% per annum and matures in early May 2026, the proceeds of which were used to satisfy the cash closing delivery obligation for the acquisition of the Centennial Property (as well as to pay off Old Mill’s existing loan secured by the Centennial Property and certain outstanding taxes). The loan is secured by a Deed of Trust on the Centennial Property that grants the lender a first-priority lien. The loan is also guaranteed by the Company and personally guaranteed by the Company’s Chief Executive Officer and Chairman, JW Roth. A director of the Company, Matthew Craddock, is a manager and minority member of Old Mill. Mr. Craddock, directly and through his indirect interests, has an approximate 20% membership interest in Old Mill.

Brand Ambassador Agreement

On November 6, 2025, the Company entered into a partner agreement with Niall Horan, who agreed to provide various brand-promotion services to the Company. As partial consideration for Mr. Horan’s brand-ambassador services, the Company issued Mr. Horan shares of Common Stock valued at $187,500 on the 91st day after the effective date of the partner agreement and will thereafter issue shares of Common Stock valued at $187,500 every 91 days during the first year of the partner agreement’s three-year term and $125,000 every 91 days during the second and third years of the term. The remaining consideration will be paid in cash.

Aircraft Acquisition

On October 17, 2025, the Company announced the acquisition of an aircraft by its wholly owned subsidiary, Venu 280, LLC, doing business as Artist 280 (“Artist 280”). Using the aircraft owned by Artist 280 and operated by an FAA certificated air carrier, the Company expects to provide access to private air travel to artists that perform at its venues without having to rely on third-party air-travel services and incur those associated costs and expenses when artists require private air travel as part of their performance contracts. Artist 280 acquired the aircraft, in part, with proceeds of a loan extended to Artist 280 in September 2025 by PNC Bank, National Association (“PNC”) in the principal amount of $12,000,000 (the “Loan”). The Loan is evidenced by a promissory note delivered by Artist 280 in favor of PNC, which has a term of 60 months from October 1, 2025, and bears interest at 6.01% per annum. Obligations under the Loan are secured by the aircraft under an Aircraft Security Agreement. In addition, the Company’s Chief Executive Officer delivered a limited guaranty and suretyship agreement in connection with the Loan pursuant to which he personally guarantees the Loan up to $4,500,000.

Primary Wave Term Sheets

On October 24, 2025, the Company entered into a non-binding binding term sheet with Primary Wave Music Publishing LLC (“Primary Wave”) that requires the parties to negotiate in good faith to enter into a development agreement regarding the development of artist and music catalog-inspired programming, activations, and content with the Company’s owned or operated venues beginning in 2026 (the “Development Agreement”). Under the Development Agreement, the Company would agree to procure through Primary Wave at least two projects in respect of Primary Wave’s artists, music assets, or brands in each of calendar years 2026 and 2027. The initial term of the Development Agreement would be through December 1, 2027, with an option for renewal upon mutual agreement. Pursuant to the term sheet, the parties originally intended to conclude negotiations of the Development Agreement by January 2, 2026.

Also on October 24, 2025, the Company entered into a binding term sheet with Primary Wave that sets forth the principal terms and conditions of a sponsorship agreement to be entered into between the parties (the “Sponsorship Agreement”). Pursuant to the Sponsorship Agreement, the Company will pay a sponsorship fee to serve as the exclusive “Presenting Partner” sponsor of Primary Wave’s 2026 Pre-Grammy Activation event that is scheduled to occur on January 31, 2026. In exchange for the Company’s sponsorship, the Company will receive various sponsorship entitlements related to the marketing of the Company’s brand and logo throughout the event and related to the event’s promotion. Unless and until the Sponsorship Agreement is fully executed, the term sheet is the binding agreement of the parties.

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Live Nation Operating Agreement and Multi-Event Incentive Agreement

On November 3, 2025, the Company announced it had entered into a multi-event incentive agreement with Live Nation Worldwide, Inc. (“Live Nation”) in connection with The Sunset BA in Broken Arrow, Oklahoma. Under the agreement, Live Nation may book and promote live-music concerts, comedy events, and other mutually approved entertainment events on a non-exclusive basis at The Sunset BA and will receive escalating incentive payments based on the number of tickets sold at events presented by Live Nation at The Sunset BA during each contract year. Live Nation may also receive a bonus payment if certain defined revenue targets are achieved.

On December 10, 2025, the Company entered into an Operator Agreement with Live Nation pursuant to which the Company agreed to lease the premises on which it is developing The Sunset McKinney in McKinney, Texas, to Live Nation. The Operator Agreement provides for a revenue-sharing arrangement whereby Live Nation will pay the Company a percentage of the net profits generated from Live Nation’s events at the Sunset McKinney, after deducting applicable event-related expenses and other costs and expenses chargeable to the parties’ co-promotion of events. The Operator Agreement also provides that Live Nation will be the exclusive third-party booking agency for all events held at The Sunset McKinney premises. The Operator Agreement may be terminated without penalty if certain conditions are not satisfied or may otherwise be terminated upon an uncured event of default.

Sale-Leaseback Transaction

On November 5, 2025, the Company, through its wholly owned subsidiary NLRE, closed on the first sale-leaseback of a 5.5-acre property in Colorado Springs, Colorado, that serves as the primary parking structure for Ford Amphitheater, which the Company purchased and improved in fiscal years 2023 and 2024 at a cost totaling approximately $7.7 million. The sales price for the property was $14 million, of which $7.6 million was paid in cash and $6.4 million was paid in shares of Common Stock that the buyer (or an affiliate of the buyer) held, calculated using the seven-day closing average price of the Company’s Common Stock prior to the closing date of the sale. A total of 476,190 shares were delivered by the buyer and were retired into treasury.

As a closing obligation of the sale, NLRE and the buyer also entered into a ground lease, pursuant to which the buyer, as landlord, agreed to lease the property back to NLRE to allow for the continued use of the property for Ford Amphitheater parking. NLRE also has an option to repurchase the property from the buyer for a fixed price at any time during the three-year period following the closing date of the sale.

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Share Repurchase Program

On November 18, 2025, the Company’s Board of Directors authorized the repurchase of up to $10 million (exclusive of fees and commissions) of outstanding shares of the Company’s Common Stock (the “Share Repurchase Program”). The Share Repurchase Program expires on December 31, 2026. The Company is not obligated under the Share Repurchase Program to acquire any particular amount of Common Stock, and the Company may terminate or suspend the Share Repurchase Program at any time prior to its expiration. The timing and actual number of shares of Common Stock repurchased may depend on a variety of factors, including price, available liquidity, cash flows, general market conditions, and alternative opportunities.

Aramark Sports and Entertainment Services, LLC Binding Letter of Intent and Investment

On January 5, 2026, the Company and Aramark Sports and Entertainment Services, LLC (“Aramark”) entered into an amendment to the binding letter of intent previously entered into by the parties in June 2025 (the “LOI”) whereby Aramark agreed to become the exclusive provider of certain food, beverage, catering, concession, retail, custodial, grounds, and facility maintenance services at the Company’s amphitheaters to be constructed in El Paso, Texas and the greater Houston, Texas area. The services at these two additional facilities will be provided on the same terms and conditions contained in the LOI. In connection with entering into that amendment, Aramark committed to make an additional $10,005,000 equity investment in the Company by purchasing a total of 667 additional shares of the Company’s Series B 4% Cumulative Convertible Preferred Stock (“Series B Preferred Stock”). In this regard, the Company (i) issued Aramark 333 shares of Series B Preferred Stock for $4.995 million on January 21, 2026, and (ii) agreed to issue Aramark 334 shares of Series B Preferred Stock for $5.010 million on October 15, 2026.

Officer Appointment

Effective January 12, 2026, the Company’s Board of Directors appointed Vic Sutter to the position of Chief Operating Officer. Prior to such appointment, Mr. Sutter served as the Company’s Executive Vice President of Operations since April 2025. In connection with his appointment to Chief Operating Officer, Mr. Sutter was granted a stock option under the Company’s Amended and Restated 2023 Omnibus Incentive Compensation Plan that is exercisable to acquire 100,000 shares of Common Stock according to the option’s vesting schedule.

Estimated Results for the Fourth Quarter and Year Ended December 31, 2025

Based on a preliminary review of our results for the quarter ended December 31, 2025, set forth below are preliminary estimates of unaudited selected financial data for the three months ended December 31, 2025. Our unaudited interim consolidated financial statements for the three months ended December 31, 2025 and our audited consolidated financial statements for the year ended December 31, 2025 are not yet available. The following information reflects our preliminary estimates based on currently available information. It does not represent a comprehensive statement of our financial results and is subject to change. We have provided ranges for the preliminary estimates of the unaudited financial data described below primarily because our financial closing procedures for the three months and year ended December 31, 2025 are not yet complete, and our final results upon completion of our closing procedures may vary from the preliminary estimates. These estimates should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with generally accepted accounting principles in the United States or GAAP. Further, our preliminary estimated results are not necessarily indicative of the results to be expected for any future period. See the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein for additional information regarding factors that could result in differences between the preliminary estimated ranges of certain of our unaudited financial data presented below and the financial data we will report for the three months and year ended December 31, 2025.

Preliminary Results for the Fourth Quarter Ended December 31, 2025

●	Total revenues are estimated to be in the range of $4.4 million to $4.8 million for the three months ended December 31, 2025, compared to $4.3 million for the same period in 2024.

●	Total assets are estimated to be in the range of $352.8 million to $355.4 million as of December 31, 2025, compared to $178.4 million as of December 31, 2024, an increase of $174.4 to $177.0 million or 98%-100% increase year over year.

●	Total cash and cash equivalents are estimated to be in the range of $41.1 million to $42.3 million as of December 31, 2025, compared to $38.0 million as of December 31, 2024, an increase of $3.1 million to $4.3 million or 8%-11% increase year over year.

●	The Company’s debt is estimated to be in the range of $58.2 million to $59.0 million as of December 31, 2025, compared to $25.6 million as of December 31, 2024, an increase of $32.6 million to $33.4 million or 127%-130%.

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●	Property and equipment are estimated to be in the range of $305.1 million to $306.7 million as of December 31, 2025, compared to $137.2 million as of December 31, 2024, an increase of $167.9 to $169.5 million or 122%-123%.

●	Sales of rights to use firepit suites and Aikman Club memberships are estimated to be in the range of $34.2 million to $35.9 million for the three months ended December 31, 2025, compared to $20.7 million for the same period in 2024. This includes sales of firepit-suite rights through traditional cash sales, fractional financing, and triple-net lease interests in Luxe.

●	The Company generated net revenue (defined as profit after the Company’s profit split with AEG Presents, the operator of Ford Amphitheater, pursuant to an exclusive operating agreement), with receipts from the Company’s naming-rights agreements (which are separate from the exclusive operating agreement) estimated to be in the range of $441.7 thousand to $443.1 thousand for the three months ended December 31, 2025, compared to $203.3 thousand for the same period in 2024.

●	The Company’s other income included a development profit of $6.2 million from the sale-leaseback of the parking property for its Colorado Springs campus completed in early November 2025.

Preliminary Results for the Fiscal Year Ended December 31, 2025

●	Total revenues are estimated to be in the range of $17.8 million to $18.7 million for the year ended December 31, 2025, compared to $17.8 million for 2024.

●	Sales of rights to use firepit suites and Aikman Club memberships are estimated to be in the range of $125.3 million to $126.8 million for the year ended December 31, 2025, compared to $77.7 million for the same period in 2024. This includes sales of firepit-suite rights through traditional cash sales, fractional financing, and triple-net lease interests in Luxe.

●	The Company generated net revenue (defined as profit after Venu’s profit split with AEG Presents), with receipts from the Company’s naming-rights agreements (which are separate from the Company’s exclusive operating agreement with AEG Presents), estimated to be in the range of $3.0 million to $3.4 million for the year ended December 31, 2025, compared to $1.7 million for 2024.

●	For the 2025 concert season through December 31, 2025, there were 28 shows held at Ford Amphitheater, which generated gross receipts estimated to be in the range of $14.8 million to $15.6 million. For the 2024 concert season through December 31, 2024, there were 20 shows held at Ford Amphitheater, which generated gross receipts of $15.2 million. The Ford Amphitheater 2026 schedule is expected to exceed 35 shows.

The estimated financial information included in the paragraphs above has been prepared by, and is the responsibility of, the Company’s management. Grassi & Co., CPAs, P.C. (“Grassi & Co.”) has not audited, reviewed, examined, compiled, or applied agreed-upon procedures with respect to this estimated financial information and, accordingly, expresses no opinion or any other form of assurance with respect thereto. The Grassi & Co. report incorporated by reference in this prospectus supplement relates to certain of the Company’s previously issued financial statements and does not extend to this financial information.

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Growth and Business Strategies

Venu prides itself on its luxury venues and exceptional service intended to provide unparalleled experiences to our patrons. With a growing demand for live entertainment and touring acts, Venu strategically develops projects in rapid-growth areas and negotiates naming rights with ubiquitous brands to become a highly sought-after entertainment and hospitality company by municipalities across the country. Our primary means of achieving our growth objectives is to continue expanding through venue and infrastructure development without substantial future dilution. Key components of our business strategy include:

●	Elevating customers’ live music and entertainment experiences. Venu’s current and anticipated collection of restaurants and luxury venue properties are designed to enhance the customer experience through thoughtfully designed spaces and a spectrum of ticket and menu offerings that accommodate the needs and desires of a wide range of customers, whether their priority is to enjoy an outing that maximizes both fun and affordability or to be treated to a decadent, VIP type of experience.

●	Adhering to strict site-selection criteria when expanding to new markets. In determining where to develop its venues, to date, Venu has focused on markets in warmer weather locations, in metro areas that have expanded substantially, and where there are few entertainment venues in the outer lying areas (such as the greater Atlanta, Georgia market), or in mid-market metro areas that Venu believes have been overlooked with respect to live-music entertainment opportunities (such as Tulsa, Oklahoma).

●	Attracting top-tier entertainment by partnering with premier music and entertainment event presenters. Venu strategically contracted with a subsidiary of AEG, a major music and entertainment events presenter, to operate Ford Amphitheater in Colorado. By relying on AEG and its reputation for exceptional quality and reliability in producing and promoting music and entertainment, the Company believes that AEG is a valuable partner and will attract top entertainment to the Company’s first outdoor amphitheater.

●	Obtaining financial incentives from municipalities. Across the country, the Company has worked with city officials and economic development funds that sell land substantially below market value and offer other property-related financial incentives, like tax abatements and property tax refunds, to induce companies like Venu to develop entertainment campuses and other properties in their towns. For example, by pursuing and utilizing these financial incentives, Venu purchased 1.7 acres of land from the City of Gainesville, Georgia for $800,000, approximately 13 acres from the City of Broken Arrow, Oklahoma for approximately $580,000, and 20 acres of land in El Paso, Texas (without making a cash payment at closing), in each case in exchange for Venu’s agreement to develop a restaurant and music hall (in the case of Gainesville) and an amphitheater venue and campus (in the case of Broken Arrow and El Paso) on those properties.

●	Pre-selling naming rights, sponsorships, and interests in suites. Venu seeks to pre-sell the naming rights to its venues and generate capital that can be used to finance development-related costs. The cost of naming rights for each of Venu’s venues range from approximately $140,000 per year for an indoor concert venue, such as Phil Long Music Hall, to up to $2,000,000 per year for a large multi-seasonal amphitheater, like The Sunset McKinney that Venu anticipates opening in McKinney, Texas in the first quarter of 2027. Venu also accumulates financing and acquisition capital by selling non-voting membership units of specific subsidiaries, which entitle holders to various in-kind benefits, such as rights to use of the firepit suites at the Company’s multi-seasonal music amphitheaters as well as certain preferential economic rights at the applicable amphitheater projects (such as parking benefits). The rights associated with the non-voting membership units are set forth in each subsidiary’s operating agreement, which provides that any distributions of available cash that is attributable to a defined portion of revenues generated by ticket sales for an event held at a specific venue project will be distributed to the non-voting members (which include all members except Venu and its subsidiaries), with the excess to be distributed to the voting member (which is Venu or a wholly-owned subsidiary). Similarly, with respect to certain amphitheater projects, the Company expects to lease suite rights to investors who hold non-voting interests in the subsidiary that owns the applicable amphitheater project, or otherwise sell rights akin to lease-hold interests to suites at certain of its amphitheater projects.

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●	Limiting the use of debt capital. Although Venu has, in part, utilized debt as a component of the financing used to acquire certain of its real property assets (such as the properties where Ford Amphitheater is located in Colorado Springs, Colorado and BBST GA is located in Gainesville, Georgia), to date, Venu has limited its use of debt financing in its land acquisitions. A significant component of Venu’s strategy for acquiring and financing properties involves entering into public-private partnerships with municipalities and negotiating related incentives, which has allowed Venu to, in many cases, limit its use of debt financing to acquire the parcels where its venues are located. Based on the land acquisitions that Venu has negotiated to date with various municipalities, Venu believes it can acquire land inexpensively by continuing to strategically partner with municipalities.

Corporate History and Information

Venu was originally formed in Colorado on March 13, 2017, as Bourbon Brothers Restaurants, LLC, a Colorado limited liability company. On April 6, 2022, the Company converted to a corporation. On September 6, 2024, Venu adopted Amended and Restated Articles of Incorporation to, among other things, change its legal name to “Venu Holding Corporation”.

Venu’s principal executive office is located at 1755 Telstar Drive, Suite 501, Colorado Springs, Colorado 80920 (telephone: 719-895-5483). Venu’s principal website is https://venu.live. Information contained on, or accessible through, Venu’s website is not a part of this prospectus supplement.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Venu’s financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

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THE OFFERING

Common Stock Offered by Us	14,340,000 shares of Common Stock at an aggregate offering price of $4.00 per share and accompanying Common Warrant.

Pre-Funded Warrants Offered by Us

4,410,000 Pre-Funded Warrants at an aggregate offering price of $3.999 per Pre-Funded Warrant and accompanying Common Warrant.

This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants sold in this offering. The exercise price and number of shares of Common Stock issuable upon exercise of each Pre-Funded Warrant will be subject to certain further adjustments as described herein. See the section of this prospectus supplement titled “Description of Securities We Are Offering—Description of Pre-Funded Warrants” on page S-25.

Each Pre-Funded Warrant is exercisable to purchase one share of Common Stock at an exercise price of $0.001 per share (subject to adjustment as provided therein) at any time at the option of the holder, provided that the holder will be prohibited from exercising its Pre-Funded Warrant for shares of Common Stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the total number of shares of our Common Stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until the 61st day after such notice to us.

Common Warrants Offered by Us	18,750,000 Common Warrants.

Each Common Warrant is exercisable to purchase one share of Common Stock at an exercise price of $5.00 per share. Each Common Warrant will be immediately exercisable upon issuance for a five-year period after the date of issuance. The Common Warrants will be issued on a one-for-one basis with the shares of Common Stock and Pre-Funded Warrants sold in this offering. The shares of our Common Stock (or Pre-Funded Warrants) and the Common Warrants are immediately separable and will be issued separately, but they will be purchased together in this offering.

This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of the Common Warrants sold in this offering. For additional information regarding the terms of the Common Warrants, see the section of this prospectus supplement titled “Description of Securities We Are Offering—Description of Common Warrants” on page S-27.

Over-Allotment Option

We have granted the underwriters an option for a period of 45 days from the date of this prospectus supplement to purchase from us, based on the offering price, up to an additional 2,812,500 shares of Common Stock and/or up to an additional 2,812,500 Pre-Funded Warrants and/or up to an additional 2,812,500 Common Warrants, in each case, at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with this offering and may exercise this option to purchase additional shares of Common Stock and/or Pre-Funded Warrants and/or Common Warrants.

Capital Stock Outstanding Immediately After this Offering	Immediately after this offering, our issued and outstanding capital stock will consist of the following:

●

57,229,828 shares of Common Stock (or 60,042,328 shares of Common Stock if the representative of the underwriters exercises in full its option to purchase additional shares of Common Stock), assuming no exercise of any Pre-Funded Warrants or Common Warrants issued in this offering and no exercise of the warrants to be issued to the representative of the underwriters (the “Representative’s Warrants”) upon the consummation of this offering at an exercise price equal to 125% of the offering price of our Common Stock;

●	304,990 shares of Class B Non-Voting Common Stock; and

●	1,008 shares of Series B 4% Cumulative Convertible Preferred Stock (as defined above, “Series B Preferred Stock”) (having a $15.00 conversion price).

Voting Rights	Our capital stock includes Common Stock, Class B Non-Voting Common Stock, and Series B Preferred Stock. Each holder of our Common Stock is entitled to one vote per share held. Except as required by law, holders of our Class B Non-Voting Common Stock have no voting power with respect to their shares held and are not entitled to vote on matters submitted to shareholders. Holders of our Series B Preferred Stock do not have voting power with respect to their shares held and are not entitled to vote on matters submitted to shareholders, except as required in accordance with the Colorado Business Corporations Act.

Use of Proceeds

We estimate that the net proceeds to us from the sale of shares of our Common Stock and/or Pre-Funded Warrants, together with the accompanying Common Warrants, in this offering will be approximately $69.6 million (or approximately $80.1 million if the underwriters exercise the over-allotment option to purchase additional shares of Common Stock in full), at the aggregate offering price of $4.00 per share of Common Stock and accompanying Common Warrant and $3.999 per Pre-Funded Warrant and accompanying Common Warrant, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to: (i) fund a portion of the development costs of The Sunset McKinney and The Sunset Broken Arrow (with, in each case, the remainder of these projects expected to be funded primarily through sales of non-voting membership units and corresponding firepit suite rights to third parties by Sunset at McKinney LLC and Sunset at Broken Arrow LLC); (ii) repay a promissory note in the principal amount of $4.350 million issued by Hall at Centennial in connection with its acquisition of the Centennial Property; and (iii) apply the remainder of the net proceeds, if any, to working capital and other general corporate purposes. See the section of this prospectus supplement titled “Use of Proceeds” on page S-24 for a description of how we intend to utilize the estimated net proceeds of this offering. We cannot specify with certainty all of the uses of the net proceeds that we will receive from this offering. Accordingly, we will have broad discretion in the application of these proceeds, and our investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering.

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Lock-Up Agreements	Our directors and executive officers have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge, or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 90 days, subject to certain carveouts, with respect to us and such shareholders, commencing on the date of this prospectus supplement.

Risk Factors	See “Risk Factors” beginning on page S-17 and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, each as incorporated by reference into this prospectus supplement, for a discussion of factors to consider prior to deciding to invest in our Common Stock, Pre-Funded Warrants, or Common Warrants that will accompany such securities.

Trading Market Listing and Ticker Symbol	Our Common Stock is listed on the NYSE American LLC under the symbol “VENU.” There is no established trading market for the Pre-Funded Warrants or the Common Warrants, and we do not expect to apply for the listing of the Pre-Funded Warrants or the Common Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants and the Common Warrants will be limited.

Unless we specifically state otherwise or the context otherwise requires, the number of shares of Common Stock to be outstanding after this offering is based on there being 42,889,828 shares of our Common Stock outstanding as of the date of this prospectus supplement and excludes:

●	200,000 shares of Common Stock that may be issued for payments of interest and principal upon outstanding convertible promissory notes in the aggregate principal amount of $2.0 million (principal and interest under these notes may be converted into shares of Common Stock at $10 per share);

●	6,563,617 shares of Common Stock that are issuable upon the exercise of outstanding warrants (having a weighted average exercise price of approximately $7.81 per share);

●	6,288,000 shares of Common Stock underlying options granted under our Amended and Restated 2023 Omnibus Incentive Compensation Plan that have an exercise price of $9.24 per share;

●	304,990 shares of Class B Non-Voting Common Stock;

●	1,008,000 shares of Common Stock issuable upon conversion of our Series B Preferred Stock; and

●	937,500 shares of Common Stock issuable upon exercise of the Representative’s Warrants.

Except as otherwise indicated, all information in this prospectus supplement assumes:

●	no exercise of outstanding options or warrants;

●	no exercise of the Pre-Funded Warrants offered and sold in this offering;

●	no exercise of the Common Warrants offered and sold in this offering; and

●	no exercise of the over-allotment option or the Representative’s Warrants.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, on file with the Securities and Exchange Commission (the “SEC”), and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement, and our Current Reports on Form 8-K that are incorporated by reference in this prospectus supplement. You should carefully consider these risks and the following information together with the other information appearing elsewhere in this prospectus supplement before deciding to invest in our securities. The occurrence of any of the following risks could have a material and adverse effect on our business, reputation, financial condition, results of operations, and future growth prospects, as well as our ability to accomplish our strategic objectives. As a result, the market value of our Common Stock and the value of an investment in our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we have described are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and market value. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Certain statements in this section, or which are incorporated by reference into this section, are forward-looking statements. For more information, see the sections of this prospectus supplement titled “Cautionary Note Regarding Forward-Looking Statements” and “Where You Can Find More Information.”

Risks Related to this Offering and Ownership of Our Common Stock, Pre-Funded Warrants, and Common Warrants

Shareholders’ ownership interest may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares.

Our Articles of Incorporation authorizes our Board of Directors to issue up to 144,000,000 shares of Common Stock, 1,000,000 shares of Class B Non-Voting Common Stock, and up to 5,000,000 shares of Preferred Stock, of which we have designated 1,342 as Series B 4% Cumulative Convertible Preferred Stock (as defined above, “Series B Preferred Stock”). The power of the Board of Directors to issue shares of Common Stock, Preferred Stock, warrants, or options to purchase shares of Common Stock or Preferred Stock is generally not subject to shareholder approval, except for issuances of more than 20% of the Company’s outstanding Common Stock or its voting power.

While we have completed several capital raises utilizing multiple financial institutions, we may attempt to raise additional capital by returning to the market to sell shares of Common Stock, shares of Preferred Stock, or other securities convertible into or exchangeable for shares of Common Stock, possibly at a discount to the market price of our Common Stock. These actions may result in dilution of the ownership interests and voting power of existing shareholders, further dilute Common Stock book value, and may delay, defer, or prevent a change of control.

Our outstanding shares of Series B Preferred Stock entitle the holders thereof to dividends. Additionally, other series of Preferred Stock may carry the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of Common Stock, superior voting or conversion rights, and the right to the redemption of the shares, together with a premium, prior to the redemption of our Common Stock.

The stock price of our Common Stock may be volatile or may decline regardless of our operating performance.

An active or liquid market in our Common Stock may not be sustainable. An inactive market may also impair our ability to raise capital by selling shares of our Common Stock and may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of Common Stock as consideration.

We may require additional capital, which may not be available on terms acceptable to us or at all.

We evaluate financing opportunities from time to time, and our ability to obtain financing will depend, among other things, on our development efforts, business plans and operating performance, and the condition of the capital markets at the time we seek financing. We cannot be certain that additional financing will be available to us on favorable terms, or at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited, and our business, financial condition, and results of operations could be adversely affected.

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We do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our Common Stock.

We do not anticipate paying cash dividends on our Common Stock in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition, and other business and economic factors affecting it at such time as the Board of Directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

Management has broad discretion in directing the Company’s use of proceeds from this offering and may not use them effectively or in ways that increase the value of our share price.

While the Company intends to allocate proceeds from this offering primarily for market-expansion costs and expenses and other general working capital purposes, the Company has not definitively allocated the net proceeds of this offering to any specific purpose. Accordingly, investors will entrust their funds to the Company and its management, whose judgment investors must depend on with only limited information about the Company’s specific intentions with respect to the proceeds of this offering. The Company has broad discretion as to all aspects of the use and in the application of the net proceeds, including to apply such proceeds for working capital and other general corporate purposes, and you and other shareholders may disagree with how we spend or invest these proceeds. If the Company’s management diverts funds raised in this offering from the use originally intended in the Company’s business plan, the result could be that the Company is not as successful as originally anticipated. The failure by our management to apply these funds effectively could adversely affect our business and financial condition. Investors will be required to rely on the Company and its management as to the best allocation of the Company’s assets. Pending our use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.

An investment in our Common Stock or in Pre-Funded Warrants exercisable to purchase our Common Stock, together with the accompanying Common Warrants exercisable to purchase our Common Stock, carries a high degree of risk and is highly speculative, illiquid, and suitable only for persons who are able to bear a total loss of their investment.

An investment in the Common Stock or in the Pre-Funded Warrants exercisable to purchase Common Stock (in each case together with the accompanying Common Warrants exercisable to purchase Common Stock) being offered by the Company is highly speculative and carries a high degree of risk. No assurance can be given that investors will realize a substantial return, if any, from their purchase of Common Stock and/or Pre-Funded Warrants and accompanying Common Warrants in this offering. Furthermore, no assurance can be given that an investor will not lose its investment completely.

If you purchase our Common Stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The offering price per share of Common Stock in this offering will be substantially higher than the net tangible book value per share of Common Stock immediately after this offering. Investors purchasing Common Stock and/or Pre-Funded Warrants exercisable to purchase shares of Common Stock, in each case together with Common Warrants exercisable to purchase shares of Common Stock, in this offering will pay a price per share that substantially exceeds the book value of our tangible assets after subtracting our liabilities. Based on an aggregate offering price of $4.00 per share of our Common Stock and accompanying Common Warrant and $3.999 per Pre-Funded Warrant and accompanying Common Warrant, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the Pre-Funded Warrants or the Common Warrants, if you purchase shares of Common Stock in this offering, you will suffer immediate dilution of $0.36 per share with respect to the net tangible book value of our Common Stock. Furthermore, investors purchasing shares of Common Stock and/or Pre-Funded Warrants and accompanying Common Warrants in this offering will contribute approximately 30.3% of the total amount invested by shareholders since our inception and will own approximately 39.4% of the total number of shares of our Common Stock outstanding after this offering (assuming no exercise of the Pre-Funded Warrants or the Common Warrants sold in this offering).

This dilution is due to a minority of our investors who purchased shares prior to this offering and our initial public offering having paid substantially less when they purchased their shares than the public offering price offered to the public in this offering. For example, shareholders holding 4,272,786 shares of our Common Stock acquired such shares for $3.00 per share. As of the date of this prospectus supplement, we have 12,851,617 warrants outstanding (together with stock options granted pursuant to our Amended and Restated 2023 Omnibus Incentive Compensation Plan), which are each exercisable to purchase one share of Common Stock. Approximately 2,291,075 warrants are exercisable at a price below the public offering price of $4.00 per share of Common Stock in this offering, with the exercise prices for such warrants ranging from $0.12 to $15.00.

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As a result of the dilution to investors purchasing shares of Common Stock and/or Pre-Funded Warrants and accompanying Common Warrants in this offering, investors may receive significantly less than the purchase price they paid in this offering, if anything, in the event of our liquidation. Dilution in investors’ ownership percentages will dilute their relative influence over Company matters. Furthermore, future issuances of Common Stock and/or securities convertible into or exercisable for Common Stock at per-share prices below the public offering price in this offering could depress the market price of our Common Stock, even if our business performance improves and our business-expansion efforts continue on a positive trajectory. Such market-price depression may significantly reduce the value of an investment in this offering, particularly if there is market perception that Venu is issuing large amounts of shares of Common Stock or other securities at prices substantially lower than the offering price in this offering. The potential for significant dilution could also make it more challenging to Venu to raise additional capital in the future, which could adversely affect your investment in this offering. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement titled “Dilution” on page S-27.

A significant portion of our total outstanding shares of Common Stock are eligible to be sold into the market in the near future, including pursuant to Rule 144, which could cause the market price of our Common Stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock. We have also registered all shares of Common Stock that are reserved for issuance under the Company’s Amended and Restated 2023 Omnibus Incentive Compensation Plan. As a result, these shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates and the lock-up agreements described in the “Underwriting” section of this prospectus supplement beginning on page S-34. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of Common Stock, may have a depressive effect upon the price of our shares of Common Stock in any active market that may develop. We believe that a significant portion of our total outstanding shares of Common Stock may be sold in the public market without restriction by non-affiliates pursuant to Rule 144 after this offering.

The financial and operational projections that we may make from time to time are subject to inherent risks.

The projections that our management may provide from time to time will reflect numerous assumptions made by management, including assumptions with respect to our specific as well as general business, regulatory, economic, market, and financial conditions and other matters, all of which are difficult to predict and many of which are beyond our control. Accordingly, there is a risk that the assumptions made in preparing the projections, or the projections themselves, will prove inaccurate. There may be differences between actual and projected results, and actual results may be materially different from those contained in the projections.

Our preliminary financial information represents management’s current reconciliation and are subject to change.

The preliminary financial information contained in “Prospectus Supplement Summary—Recent Developments—Estimated Results for the Fourth Quarter and Year Ended December 31, 2025” represents only preliminary financial results and is based on information available to management as of the date of this prospectus supplement. Our actual financial results as of, and for the quarter ended December 31, 2025, and fiscal year ended December 31, 2025, are subject to the completion of our financial statements as of such date and for such periods. Such actual financial results will not be available until after this offering is completed. Our actual financial results as of, and for the quarter and fiscal year ended December 31, 2025 may differ from the preliminary financial results we have provided as a result of completion of our final adjustments, review by our independent registered public accountants and other developments arising between now and the time that our financial results for such period are finalized, although we do not expect the actual results to differ materially from our preliminary estimate. The preliminary financial information included in this prospectus supplement has been prepared by, and is the responsibility of, our management. Grassi & Co., CPAs, P.C. has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial information. Accordingly, Grassi & Co., CPAs, P.C. does not express an opinion or any other form of assurance with respect thereto. Complete results as of, and for the fiscal year ended, December 31, 2025 will be included in our Annual Report on Form 10-K for the year ended December 31, 2025. See the other risks described in this section and “Cautionary Note Regarding Forward-Looking Statements” for additional information regarding factors that could result in differences between these preliminary and the actual financial results we will report for the fiscal year ended December 31, 2025.

The market price of our Common Stock may be subject to fluctuation, and you could lose all or part of your investment.

The public offering price may not be indicative of prices that will prevail in the trading market. The price of our Common Stock may decline following this public offering. The stock market in general has been, and the market price of our Common Stock in particular will likely be, subject to fluctuation, whether due to or irrespective of our operating results and financial condition. The market price of our Common Stock may fluctuate as a result of a number of factors, some of which are beyond our control, including, but not limited to:

●	actual or anticipated variations in our and our competitors’ results of operations and financial condition;

●	market acceptance of our restaurant, music, and entertainment venue concepts;

●	changes in earnings estimates or recommendations by securities analysts if our shares are covered by analysts;

●	development of technological innovations or new competitive products by others in the hospitality and entertainment industry;

●	our failure to achieve a publicly announced milestone;

S-19

●	delays between our expenditures to develop, construct, and market new entertainment venues and restaurants and the generation of revenue from those venues and restaurants;

●	developments concerning intellectual property rights, including our involvement in litigation;

●	regulatory developments and the decisions of regulatory authorities;

●	changes in the amounts that we spend to develop, acquire, permit, and promote new venues, technologies, or businesses;

●	our sale or proposed sale, or the sale by our significant shareholders, of shares of our Common Stock or other securities in the future;

●	changes in key personnel;

●	success or failure of our research and development projects or those of our competitors;

●	the trading volume of our Common Stock;

●	general economic and market conditions; and

●	other factors, including those unrelated to our operating performance.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our Common Stock and result in substantial losses being incurred by our investors.

There is no public market for the Pre-Funded Warrants or the Common Warrants being offered in this offering, and we do not expect a market to develop for the Pre-Funded Warrants or the Common Warrants.

There is no established public trading market for the Pre-Funded Warrants or the Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or the Common Warrants on any securities exchange or nationally recognized trading system, including the NYSE American LLC. Without an active market, the liquidity of the Pre-Funded Warrants and the Common Warrants will be limited.

We will not receive meaningful, and may not receive any, additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be exercisable until it is fully exercised and may be exercised either by payment of the nominal cash purchase price of $0.001 upon exercise or by a cashless exercise. In a cashless exercise, the holder would not pay a cash purchase price upon exercise but would instead receive upon such exercise the net number of shares of our Common Stock determined according to the formula set forth in the Pre-Funded Warrant. Accordingly, we will not receive meaningful, and may not receive any, additional funds upon the exercise of the Pre-Funded Warrants.

Significant holders or beneficial holders of our Common Stock may not be permitted to exercise Pre-Funded Warrants and accompanying Common Warrants that they hold.

A holder of Pre-Funded Warrants and accompanying Common Warrants will not be entitled to exercise any portion of any Pre-Funded Warrant or Common Warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our Common Stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants and the Common Warrants, as applicable. Such percentage may be increased or decreased by written notice by the holder of the Pre-Funded Warrants or the Common Warrants to any other percentage not in excess of 9.99%. Any such increase will not be effective until the 61st day after such notice is delivered to us. As a result, you may not be able to exercise your Pre-Funded Warrants and your Common Warrants for shares of our Common Stock at a time when it would be financially beneficial for you to do so. In such circumstance, you could seek to sell your Pre-Funded Warrants and/or Common Warrants to realize value, but you may be unable to do so in the absence of an established trading market for the Pre-Funded Warrants and the Common Warrants.

Holders of Pre-Funded Warrants and accompanying Common Warrants purchased in this offering will have no rights as shareholders of Common Stock until such holders exercise their Pre-Funded Warrants and Common Warrants and acquire the underlying shares of Common Stock. The Pre-Funded Warrants and Common Warrants are speculative in nature.

Until holders of Pre-Funded Warrants and Common Warrants acquire shares of our Common Stock upon exercise of such warrants, holders of Pre-Funded Warrants and Common Warrants will have no rights with respect to the shares of our Common Stock underlying such Pre-Funded Warrants or Common Warrants. Upon exercise of the Pre-Funded Warrants or the Common Warrants, the holders will be entitled to exercise the rights of a shareholder of Common Stock only as to matters for which the record date occurs after the exercise date.

Moreover, following this offering, the market value of the Pre-Funded Warrants and accompanying Common Warrants is uncertain. There can be no assurance that the market price of shares of our Common Stock will ever equal or exceed the price of the Pre-Funded Warrants and accompanying Common Warrants, and, consequently, there can be no assurance that it will ever be profitable for investors to exercise their Pre-Funded Warrants and/or Common Warrants.

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An investment in the Company may involve tax implications, and you are encouraged to consult your own advisors as neither we nor any of our related parties is offering any tax assurances or guidance regarding the Company or your investment.

An investment in the Company may involve complex federal, state, and local income tax considerations. Neither the Internal Revenue Service nor any state or local taxing authority has reviewed the transactions described in this prospectus supplement and may take different positions than the ones contemplated by our management. You are strongly urged to consult your own tax and other advisors prior to investing, as neither we nor any of our officers, directors, or related parties can offer tax or similar advice, nor are any such persons making any representations and warranties regarding such matters.

If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our Common Stock, the price of shares of our Common Stock could decline.

The trading market for our Common Stock relies in part on the research and reports that industry or securities analysts publish about us or our business. If one or more of the analysts covering our business downgrade their evaluations of our Common Stock or publish inaccurate or unfavorable research about our business, the price of shares of our Common Stock could decline. In addition, if our operating results fail to meet analyst forecasts, the price of shares of our Common Stock would likely decline. If one or more of these analysts cease to cover our Common Stock, we could lose visibility in the market for our stock, which in turn could cause the price of shares our Common Stock to decline.

Risks Related to Legal Matters

We may, from time to time, be subject to legal proceedings, regulatory inquiries, investigations, or claims that could adversely affect our business.

From time to time, we may be involved in various legal proceedings, regulatory inquiries, governmental investigations, or other claims arising in the ordinary course of our business related to subjects such as commercial transactions, securities offerings, intellectual property matters, employment matters, or compliance with applicable laws and regulations (including that pertain to licensing, permitting, and zoning, including municipal and state noise ordinances and restrictions). For example, the Company and two of its subsidiaries received a subpoena duces tecum from the Oklahoma Division of Securities (the “ODS”) on August 20, 2025, compelling us to produce documents related to any securities offerings in the State of Oklahoma. Although the ODS has not asserted any securities violations by the Company or its subsidiaries, and the Company is fully cooperating with the ODS, the outcome of this matter and any other legal proceeding, regulatory inquiry, governmental investigation, or other claim involving our business or operations is inherently uncertain.

Additionally, certain of the Company’s subsidiaries were named as defendants in a lawsuit filed in the El Paso County District Court of Colorado on January 21, 2026 by plaintiffs seeking the abatement and permanent injunction of alleged unlawful noise pollution at Ford Amphitheater based on allegations that the venue emits unlawful noise pollution in violation of state law. On March 2, 2026, the subsidiary defendants filed a motion to dismiss the lawsuit, asserting that the plaintiffs’ complaint fails to measure noise in accordance with applicable state law. These matters divert financial and management resources that would otherwise be used to benefit our operations. No assurances can be given that the results of these matters will be favorable to us, and an adverse outcome in any such matter could have a material adverse effect on our business, financial position, and results of operations.

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If certain communications used to market certain exempt offerings of membership interests conducted by the Company’s subsidiaries are deemed to have been an “offer” with respect to the public offering being conducted by the Company in violation of Section 5 of the Securities Act, the Company may be subject to claims for rescission by investors that are participating in this offering. You should rely only on statements made in this prospectus supplement in determining whether to purchase shares of our Common Stock or Pre-Funded Warrants and accompanying Common Warrants exercisable to purchase shares of our Common Stock.

Certain of the Company’s special purpose entity (“SPE”) subsidiaries have conducted exempt private offerings of membership interests and rights related to the use of firepit suits at certain of our venues (“Subsidiary Offerings”). The Subsidiary Offerings have often been generally referenced by the Company as “firepit suite” sales (with a key focus being on a holder’s right to use and “own” a specific firepit suite in a specific amphitheater and on the real property asset owned by the particular SPE subsidiary). Having third parties own certain stakes or rights in SPE assets, and being afforded various in-kind rights and benefits for their use at specific venues, has lent to the Company’s general mantra of being “fan owned.”

In connection with these Subsidiary Offerings, the Company’s SPE subsidiaries market the Subsidiary Offerings through various general solicitation efforts and communications (“Subsidiary Communications”), including posting references to, or information about the Subsidiary Offering investment opportunities to the Company’s website, which described the type of security being offered by each specific subsidiary, the venue and geographic location each such Subsidiary Offering related to, and the anticipated benefits to prospective investors in each SPE subsidiary, as well as forms of print or other broadcast media that was generally geographically targeted to prospective investors in a given market where a venue was set to be developed.

The Subsidiary Communications related or eluded solely to opportunities in certain of the Company’s SPE subsidiaries and, unlike this public offering to be conducted by the Company pursuant to the registration statement of which this prospectus supplement is a part, did not in any way relate to a prospective investment in the Company as a whole, or to the Company’s public offering of Common Stock or any other securities at the parent corporation level.

The Company does not believe that the Subsidiary Communications and marketing efforts described above constitute a violation of Section 5 of the Securities Act or of applicable provisions of state securities laws. However, if such communications were held by a court to be “offers” with respect to the public offering being conducted by the Company in violation of Section 5 of the Securities Act or applicable provisions of state securities laws, purchasers of securities in this offering may have rescission rights or claims for damages. Upon exercise of any such rescission rights, the Company could be required to repurchase the shares sold to investors in this offering, for any consideration determined to have been paid for such shares, with interest thereon, less the amount of any income received therefrom, or for damages if the shares are no longer owned by any such investor, for a period of one year following the date of the violation. Similar remedies could be available to investors under state securities laws. The amount of any such potential liability is uncertain. The Company would contest vigorously any claim that a violation of the Securities Act or applicable provisions of state securities law occurred.

Use of social media and influencers may adversely affect our reputation or subject us to fines or other penalties.

We use third-party social media platforms as, among other things, marketing tools. We also maintain relationships with brand ambassadors and engage in collaborations. As laws and regulations and public opinion rapidly evolve to govern the use of these platforms, the failure by us, our employees, our network of brand ambassadors, our sponsors, or third parties acting at our direction to abide by applicable laws and regulations in the use of these platforms or otherwise could subject us to regulatory investigations, class action lawsuits, liability, fines, or other penalties and have an adverse effect on our business, financial condition, results of operations and prospects.

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In addition, an increase in the use of brand ambassadors for product promotion and marketing may cause an increase in the burden on us to monitor compliance of the content they post and increase the risk that such content could contain problematic product or marketing claims in violation of applicable laws and regulations. For example, in some cases, the Federal Trade Commission has sought enforcement action where an endorsement has failed to clearly and conspicuously disclose a financial relationship or material connection between an influencer and an advertiser. We do not control the content that our brand ambassadors post, and if we were held responsible for any false, misleading, or otherwise unlawful content of their posts or their actions, we could be fined or subjected to other monetary liabilities or forced to alter our practices, which could have an adverse impact on our business.

Negative commentary regarding us, our products, or brand ambassadors and other third parties who are affiliated with us may also be posted on social media platforms and may be adverse to our reputation or business. Brand ambassadors with whom we maintain relationships could engage in behavior or use their platforms to communicate directly with our consumers in a manner that reflects poorly on our brand and may be attributed to us or otherwise adversely affect us. It is not possible to prevent such behavior, and the precautions we take to detect this activity may not be effective in all cases. Our target consumers often value readily available information and often act on such information without further investigation and without regard to its accuracy. The harm may be immediate, without affording us an opportunity for redress or correction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTs

This prospectus supplement, the accompany prospectus, and the documents incorporated by reference herein and therein contain forward-looking statements regarding future events and the Company’s future results. Statements expressing expectations and projections with respect to future matters are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates, forecasts, and projections about the industry in which the Company operates and the beliefs and assumptions of the Company’s management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “could,” “would,” “should,” “will,” “may,” variations of such words, and similar expressions of a forward-looking nature are intended to identify such forward-looking statements. In addition, any statements that refer to projections of the Company’s future financial performance, the Company’s anticipated growth and potential in its business, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified in the “Risk Factors” section of this prospectus supplement and elsewhere herein.

Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements, and readers are cautioned not to place undue reliance upon such statements in making an investment decision. The Company disclaims any obligation to update factors or to announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

In addition, statements in this prospectus supplement, the accompany prospectus, and the documents incorporated by reference herein and therein such as “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference herein and therein, as applicable, and, although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should carefully read the factors set forth in the “Risk Factors” section of this prospectus supplement and under “Risk Factors” in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q, along with the other cautionary statements made throughout this prospectus supplement, and you should interpret such factors and cautionary statements as being applicable to all forward-looking statements wherever appearing in this prospectus supplement, the accompany prospectus, and the documents incorporated by reference herein and therein. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances, or otherwise, unless required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of shares of Common Stock and/or Pre-Funded Warrants and accompanying Common Warrants in this offering will be approximately $69.6 million (or approximately $80.1 million if the underwriters exercise in full their option to purchase up to 2,812,500 additional shares of Common Stock), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds we may receive from any exercises of the Common Warrants or the Representative’s Warrants.

We intend to use the net proceeds from this offering as follows: (i) approximately $65.2 million of the net proceeds for the on-going development of The Sunset McKinney and The Sunset Broken Arrow (with, in each case, the remainder of these projects expected to be funded primarily through proceeds of sales of non-voting membership units and corresponding firepit suite rights to third parties by Sunset at McKinney LLC and Sunset at Broken Arrow LLC); (ii) approximately $4.4 million of the net proceeds for the repayment of the promissory note issued by Hall at Centennial in connection with its acquisition of the Centennial Property; and (iii) the remainder of the net proceeds, if any, for working capital and other general corporate purposes.

We cannot specify with certainty all of the uses of the net proceeds that we will receive from this offering. Accordingly, we will have broad discretion in the application of these proceeds, and our investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering.

Pending use of the net proceeds from this offering, we may invest in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit, or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 14,340,000 shares of our Common Stock, 4,410,000 Pre-Funded Warrants exercisable to purchase shares of our Common Stock, and 18,750,000 accompanying Common Warrants exercisable to purchase shares of our Common Stock.

Description of Common Stock

The following description is a summary of some of the terms of our Common Stock, our organizational documents, and Colorado law. The descriptions in this prospectus supplement of our Common Stock and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our Articles of Incorporation and Bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. This summary supplements the description of our capital stock in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

A description of our Common Stock that we are offering pursuant to this prospectus supplement is set forth hereunder and under the heading titled “Description of Common Stock” starting on page 4 of the accompanying prospectus.

Authorized and Outstanding Common Stock

Under our Articles of Incorporation, we are authorized to issue up to 144,000,000 shares of Common Stock. As of the date of this prospectus supplement, we had 42,889,828 shares of Common Stock issued and outstanding. All outstanding shares of our Common Stock are, and all shares of Common Stock offered hereby will be when issued, fully paid and non-assessable.

Voting Rights

Each holder of our Common Stock is entitled to one vote per share held on all matters submitted to a vote of our shareholders.

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Dividend Policy

We do not currently intend to pay dividends on our Common Stock. The declaration, amount, and payment of any future dividends on shares of our Common Stock, if any, will be at the sole discretion of our Board of Directors (our “Board”), which may take into account general and economic conditions, our financial condition, and our results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, the implications of the payment of dividends by us to our shareholders or by our subsidiaries to us, and any other factors that our Board may deem relevant.

No Preemptive Rights

Holders of our Common Stock are not entitled to preemptive rights. Our Common Stock is not subject to any redemption or sinking-fund provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Colonial Stock Transfer.

Listing

Our Common Stock is listed on the NYSE American LLC under the symbol “VENU.”

Anti-Takeover Effects of Provisions of Our Governance Documents

Certain provisions of our Articles of Incorporation and our Bylaws (collectively, our “Governance Documents”) could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. As a consequence, these provisions might also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our Board, and they might also have the effect of preventing changes in our Board or management. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our Common Stock, because, among other reasons, the negotiation of such proposals could improve their terms. Provisions in our Governance Documents that may delay, defer, or discourage takeover attempts are described under the heading titled “Anti-Takeover Effects of Provisions of Our Governance Documents” on page S-25 of the accompanying prospectus.

Description of Pre-Funded Warrants

The following description is a summary of some of the terms of the Pre-Funded Warrants that are being offered hereby. The descriptions in this prospectus supplement of the Pre-Funded Warrants do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC in connection with this offering. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Term

The Pre-Funded Warrants will not expire until they are fully exercised.

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Exercisability

The Pre-Funded Warrants are exercisable at any time until they are fully exercised. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment of the exercise price. No fractional shares of our Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. The holder of the Pre-Funded Warrant may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the Pre-Funded Warrants in shares of our Common Stock determined according to the formula set forth in the Pre-Funded Warrant.

Exercise Limitations

Under the terms of the Pre-Funded Warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of our Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of our Common Stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act) would exceed 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant. Such percentage may be increased or decreased by written notice by the holder of the Pre-Funded Warrants to any other percentage not in excess of 9.99%. Any such increase will not be effective until the 61st day after such notice is delivered to us, provided that such percentage may in no event exceed 9.99%.

Exercise Price

The exercise price of our shares of our Common Stock purchasable upon the exercise of the Pre-Funded Warrants is $0.001 per share. The exercise price of the Pre-Funded Warrants and the number of shares of our Common Stock issuable upon exercise of the Pre-Funded Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, or similar events affecting our shares of Common Stock, as well as upon any distribution of assets, including cash, stock, or other property, to our shareholders.

Adjustments

In addition to the adjustments described under “Exercise Price” above, if we grant, issue, or sell any Common Stock equivalents or rights to purchase stock, warrants, securities, or other property pro rata to all record holders of any class of shares of our Common Stock or declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of shares of Common Stock, by way of return of capital or otherwise, then, in each case, each Pre-Funded Warrant holder will be entitled to acquire such rights or participate in such distribution, on the same terms as the holder could have acquired or participated if the holder held the number of shares of Common Stock acquirable upon complete exercise of the Pre-Funded Warrant without regard to any exercise limitations, subject to certain exceptions to the extent participation would result in the holder exceeding its beneficial ownership limitation under the Pre-Funded Warrant.

Transferability

Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred, or assigned without our consent.

Exchange Listing

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on the NYSE American LLC, any other national securities exchange, or any other nationally recognized trading system. Without a trading market, the liquidity of the Pre-Funded Warrants will be extremely limited.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the Pre-Funded Warrants, and generally including any reorganization, recapitalization, or reclassification of our shares of Common Stock, the sale, transfer, or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding shares of Common Stock), the holders of the Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash, or other property that such holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Pre-Funded Warrants. Notwithstanding the foregoing, in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities, or a combination of cash and marketable securities, then each Pre-Funded Warrant shall automatically be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

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No Rights as a Shareholder

Except by virtue of such holder’s ownership of shares of Common Stock, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of shares of our Common Stock, including any voting rights, until such holder exercises the Pre-Funded Warrant.

Description of Common Warrants

The following description is a summary of some of the terms of the Common Warrants that are being offered hereby. The descriptions in this prospectus supplement of the Common Warrants do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Common Warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC in connection with this offering. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants.

Term and Exercise Price

Each Common Warrant offered hereby will have an initial exercise price per share equal to $5.00. The Common Warrants will be immediately exercisable and may be exercised at any time until the fifth anniversary of the date of issuance, provided that the registration statement of which this prospectus supplement forms a part or another registration statement is available for the issuance of the shares of Common Stock underlying the Common Warrants unless an exemption from registration is available.

Subject to the rules and regulations of the applicable trading market, we may, at any time during the term of the Common Warrants, reduce the then-current exercise price to any amount and for any period of time deemed appropriate by our Board of Directors. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, or similar events affecting our shares of Common Stock, as well as upon any distribution of assets, including cash, stock, or other property, to our shareholders. The Common Warrants will be issued separately from the shares of Common Stock and Pre-Funded Warrants and may be transferred separately immediately thereafter.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise.

Exercise Limitation

Under the terms of the Common Warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of our Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of our Common Stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act) would exceed 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant. Such percentage may be increased or decreased by written notice by the holder of the Common Warrants to any other percentage not in excess of 9.99%. Any such increase will not be effective until the 61st day after such notice is delivered to us, provided that such percentage may in no event exceed 9.99%.

Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Exchange Listing

There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Common Warrants on the NYSE American LLC, any other national securities exchange, or any other nationally recognized trading system. Without a trading market, the liquidity of the Common Warrants will be extremely limited.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the Common Warrants, and generally including any reorganization, recapitalization, or reclassification of our shares of Common Stock, the sale, transfer, or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding shares of Common Stock), the holders of the Common Warrants will be entitled to receive, upon exercise of the Common Warrants, the kind and amount of securities, cash, or other property that such holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Common Warrants.

No Rights as a Shareholder

Except by virtue of such holder’s ownership of shares of Common Stock, the holder of a Common Warrant does not have the rights or privileges of a holder of shares of our Common Stock, including any voting rights, until such holder exercises the Common Warrant.

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DILUTION

If you invest in our Common Stock or Pre-Funded Warrants exercisable to purchase our Common Stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of our Common Stock and the pro forma as adjusted net tangible book value per share of our Common Stock immediately after this offering. Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of shares of Common Stock and/or Pre-Funded Warrants and accompanying Common Warrants in this offering and the pro forma as adjusted net tangible book value per share of Common Stock immediately after completion of this offering. Net tangible book value per share represents the book value of our total tangible assets less the book value of our total liabilities divided by the number of shares of Common Stock then issued and outstanding. As of September 30, 2025, our net tangible book value (unaudited) was $206,289,652, or $4.73 per share of Common Stock, which represents the amount of our total tangible assets less total liabilities, divided by the number of shares outstanding.

After giving effect to (i) the issuance of 75,000 shares of Common Stock in exchange for 75,000 shares of Class B Non-Voting Common Stock on October 14, 2025, the retirement into treasury of 476,190 shares of Common Stock in November 2025, and the issuance of an aggregate of 42,286 shares of Common Stock to certain of our brand partners in December 2025 through February 2026 under the Amended and Restated 2023 Omnibus Incentive Compensation Plan, (ii) our sale of 14,340,000 shares of Common Stock and 4,410,000 Pre-Funded Warrants, together with the accompanying 18,750,000 Common Warrants, in this offering at the public offering price of $4.00 per share of Common Stock and accompanying Common Warrant and $3.999 per Pre-Funded Warrant and accompanying Common Warrant, and after deducting any estimated commissions to the underwriter and any estimated offering expenses payable by us, our pro forma as-adjusted net tangible book value as of the date of this prospectus supplement would have been $281,119,567, or $4.54 per share. This represents an immediate decrease in our pro forma net tangible book value of $0.54 per share to new investors purchasing shares of Common Stock in this offering. The following table illustrates this dilution per share:

Public offering price per share and accompanying Common Warrant	$4.00
Net tangible book value per share as of September 30, 2025	$4.73
Increase in pro forma net tangible book value per share attributable to subsequent shares	$0.17
Decrease in pro forma net tangible book value per share attributable to this offering	$(0.36)
Pro forma as adjusted net tangible book value per share immediately after this offering	$4.54
Anti-dilution per share to new investors in this offering	$(0.54)

The following table summarizes, on a pro forma as-adjusted basis as of March 9, 2026, the differences between the number of shares of Common Stock purchased from us, the total price and the average price per share paid by existing shareholders, and the total price and the average price per share paid by the new investors in this offering, before deducting estimated underwriter commissions and estimated offering expenses payable by us, at an offering price of $4.00 per share:

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing shareholders	43,194,818	69.7%	$115,299,186	60.6%	$2.67
New investors(1)	18,750,000	30.3%	$75,000,000	39.4%	$4.00
Totals	61,944,818	100%	$190,299,186	100%	$3.07

(1)	Assumes the full exercise of the 4,410,000 Pre-Funded Warrants sold in this offering.

Except as otherwise indicated, the above discussion and tables assume no exercise of the Pre-Funded Warrants or accompanying Common Warrants sold in this offering and no exercise of the over-allotment option to purchase additional shares of Common Stock and/or Pre-Funded Warrants and/or Common Warrants in this offering that we granted to the underwriters or the Representative’s Warrants that we agreed to issue to the representative of the underwriters upon the closing of this offering. If the underwriters exercise their option to purchase additional shares of Common Stock in full from us, our existing shareholders would own approximately 66.7%, and our new investors would own approximately 33.3% of the total number of shares of our Common Stock outstanding upon the completion of this offering.

The above discussion and tables are based on there being an aggregate of 42,889,828 shares of Common Stock and 304,990 shares of Class B Non-Voting Common Stock outstanding as of the date of this prospectus supplement and excludes:

●	200,000 shares of Common Stock that may be issued for payments of interest and principal upon convertible promissory notes in the aggregate principal interest amount of $2.0 million issued in April and May 2025;

●	6,563,617 shares of Common Stock that are issuable upon the exercise of outstanding warrants;

●	6,288,000 shares of Common Stock underlying options granted under our Amended and Restated 2023 Omnibus Incentive Compensation Plan;

●	304,990 shares of Class B Non-Voting Common Stock;

●	1,008,000 shares of Common Stock issuable upon conversion of 1,008 shares of Series B Preferred Stock; and

●	937,500 shares of Common Stock issuable upon exercise of the Representative’s Warrants.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership, and disposition of shares of Common Stock and Pre-Funded Warrants issued pursuant to this offering. This discussion is limited to beneficial owners of the Common Stock or Pre-Funded Warrants who hold the Common Stock or Pre-Funded Warrants as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This summary is based upon U.S. federal income tax laws as of the date of this prospectus supplement, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income, and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

●	financial institutions or financial services entities;

●	broker-dealers;

●	governments or agencies or instrumentalities thereof;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own 5% or more (by vote or value) of our shares;

●	persons subject to the “applicable financial statement” accounting rules under Section 451(b) of the Code;

●	persons that acquired our Common Stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	insurance companies;

●	dealers or traders subject to a mark-to-market method of accounting with respect to our Common Stock;

●	persons holding our Common Stock as part of a “straddle,” constructive sale, hedge, conversion, or other integrated or similar transaction;

●	partnerships or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities;

●	tax-exempt entities;

●	controlled foreign corporations; and

●	passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our Common Stock or Pre-Funded Warrants, the tax treatment of a partner, member, or other beneficial owner in such partnership will generally depend upon the status of the partner, member, or other beneficial owner, the activities of the partnership, and certain determinations made at the partner, member, or other beneficial owner level. If you are a partner, member, or other beneficial owner of a partnership holding our Common Stock or Pre-Funded Warrants, you are urged to consult your tax advisor regarding the tax consequences to them.

This discussion is based on the Code, and administrative pronouncements, judicial decisions, and final, temporary, and proposed U.S. Treasury regulations as of the date of this offering, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not address any aspect of state, local, or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings, or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local, or foreign jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK OR PRE-FUNDED WARRANTS. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK OR PRE-FUNDED WARRANTS IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK OR PRE-FUNDED WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

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For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our Common Stock or Pre-Funded Warrants that is, for U.S. federal income tax purposes, any of the following:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons,” as defined under the Code, have the authority to control all substantial decisions of the trust, or (ii) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our Common Stock or Pre-Funded Warrants that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.

General Treatment of Pre-Funded Warrants

Although the law in this area is not completely settled, the Pre-Funded Warrants are generally expected to be treated as shares of our Common Stock for U.S. federal income tax purposes, and a holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of Common Stock as described below. You should discuss with your tax advisor the consequences of the purchase, ownership, and disposition of the Pre-Funded Warrants, as well as the exercise of, certain adjustments to, and any payments in respect of the Pre-Funded Warrants (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Distributions

In general, any distributions we make to a U.S. Holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce a U.S. Holder’s basis in our Common Stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “Tax Considerations Applicable to U.S. Holders—Gain on Disposition of Our Common Stock or Pre-Funded Warrants.” A preferential U.S. federal income tax rate may apply to any dividends paid to noncorporate U.S. Holders meeting certain holding period requirements.

The taxation of a distribution received with respect to a Pre-Funded Warrant is unclear. It is possible such a distribution would be treated as a distribution on Common Stock as described in this section, although other treatments may also be possible. Prospective investors should consult their tax advisors regarding the proper treatment of any payments in respect of the Pre-Funded Warrants.

Gain on Disposition of Our Common Stock or Pre-Funded Warrants

Upon a sale or other taxable disposition of our Common Stock or Pre-Funded Warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Common Stock or Pre-Funded Warrant. Capital gain or loss will constitute long-term capital gain or loss if such U.S. Holder’s holding period for the Common Stock or Pre-Funded Warrant exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our Common Stock or Pre-Funded Warrants should consult their own tax advisors regarding the tax treatment of such losses.

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Exercise of Pre-Funded Warrants

As discussed in the section of this prospectus supplement titled “Description of Securities We Are Offering—Description of Pre-Funded Warrants—Exercisability” on page S-26, a U.S. Holder may exercise the Pre-Funded Warrant by payment of exercise price or through a cashless exercise. The U.S. federal income tax treatment of a cashless exercise of Pre-Funded Warrants into our Common Stock is unclear, and a U.S. Holder should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Pre-Funded Warrants. In general, however, a U.S. Holder should not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Pre-Funded Warrant pursuant to either method, except to the extent such U.S. Holder receives a cash payment for a fractional share that would otherwise have been issuable upon exercise of the Pre-Funded Warrant, which will be treated as a sale subject to the rules described above under “Tax Considerations Applicable to U.S. Holders—Gain on Disposition of Our Common Stock or Pre-Funded Warrants.” A U.S. Holder’s initial tax basis in the share of Common Stock received upon exercise of the Pre-Funded Warrant generally should be equal to the sum of (i) such U.S. Holder’s tax basis in the Pre-Funded Warrant and (ii) the exercise price paid or treated as paid by such U.S. Holder on the exercise of the Pre-Funded Warrant. A U.S. Holder’s holding period in the Common Stock received upon exercise generally should include such U.S. Holder’s holding period in the Pre-Funded Warrants exchanged therefor.

Certain Adjustments to the Pre-Funded Warrants

Under Section 305 of the Code, an adjustment to the number of shares of Common Stock that will be issued on the exercise of the Pre-Funded Warrants, or an adjustment to the exercise price of the Pre-Funded Warrants, may be treated as a constructive distribution to a U.S. Holder of the Pre-Funded Warrants if, and to the extent that, such adjustment has the effect of increasing your proportionate interest in our earnings and profits or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Any such adjustment that is treated as a constructive distribution would be treated as a dividend to the extent described above under “Tax Considerations Applicable to U.S. Holders—Distributions.” U.S. Holders should consult their tax advisor regarding the proper tax treatment of any such adjustment.

Lapse of Pre-Funded Warrants

If a U.S. Holder allows a Pre-Funded Warrant to expire unexercised, such U.S. Holder will recognize a capital loss in an amount equal to such U.S. Holder’s tax basis in the Pre-Funded Warrant. Any such loss generally will be a long-term capital loss if the Pre-Funded Warrant is held for more than one year. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the Common Stock or Pre-Funded Warrants and to the proceeds of a sale or other disposition of Common Stock or Pre-Funded Warrants paid by us to you unless you are an exempt recipient, such as certain corporations. Backup withholding (currently at a rate of 24%) will apply to those payments if a U.S. Holder fails to provide their taxpayer identification number, or certification of exempt status, or if a U.S. Holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. Prospective investors should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

S-31

Tax Considerations Applicable to Non-U.S. Holders

Distributions

In general, any distributions we make to a Non-U.S. Holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Tax Considerations Applicable to Non-U.S. Holders—Gain on Disposition of Our Common Stock or Pre-Funded Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (a “USRPHC”) (as described below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax generally does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

The taxation of a distribution received with respect to a Pre-Funded Warrant is unclear. It is possible such a distribution would be treated as a distribution as described in this section, although other treatments may also be possible. Prospective investors should consult their tax advisors regarding the proper treatment of any payments in respect of the Pre-Funded Warrants.

Gain on Disposition of Our Common Stock or Pre-Funded Warrants

Subject to the discussions below on backup withholding and FATCA, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock or Pre-Funded Warrants unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such gain is attributable);

●	the Non-U.S. Holder is a nonresident alien individual present in the U.S. for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our Common Stock or Pre-Funded Warrants constitute U.S. real property interests (“USRPIs”), by reason of our status as a USRPHC for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the U.S.) provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

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With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, there can be no assurance we are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Common Stock will not be subject to U.S. federal income tax if our Common Stock is “regularly traded,” as defined by applicable U.S. Treasury Regulations, on an established securities market such as the NYSE American LLC, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. Special rules may apply to Non-U.S. Holders of Pre-Funded Warrants, who should consult their tax advisors.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Exercise of Pre-Funded Warrants

As discussed in the section of this prospectus supplement titled “Description of Securities We Are Offering—Description of Pre-Funded Warrants—Exercisability” on page S-26, a Non-U.S. Holder may exercise the Pre-Funded Warrant by payment of the exercise price or through a cashless exercise. The U.S. federal income tax treatment of a cashless exercise of Pre-Funded Warrants into our Common Stock is unclear, and Non-U.S. Holder’s should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Pre-Funded Warrants. In general, however, a Non-U.S. Holder should not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Pre-Funded Warrant pursuant to either method, except to the extent such Non-U.S. Holder receives a cash payment for a fractional share that would otherwise have been issuable upon exercise of the Pre-Funded Warrant, which will be treated as a sale subject to the rules described above under “Tax Considerations Applicable to Non-U.S. Holders—Gain on Disposition of Our Common Stock or Pre-Funded Warrants.”

Certain Adjustments to the Pre-Funded Warrants

Under Section 305 of the Code, an adjustment to the number of shares of Common Stock that will be issued on the exercise of the Pre-Funded Warrants, or an adjustment to the exercise price of the Pre-Funded Warrants, may be treated as a constructive distribution to a Non-U.S. Holder of the Pre-Funded Warrants if, and to the extent that, such adjustment has the effect of increasing such Non-U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Any such adjustment that is treated as a constructive distribution would be treated as a dividend, subject to withholding, to the extent described above under “Tax Considerations Applicable to Non-U.S. Holders—Distributions.” Non-U.S. Holders should consult their tax advisor regarding the proper tax treatment of any such adjustment.

Information Reporting and Backup Withholding

Subject to the discussion below on FATCA, a Non-U.S. Holder will not be subject to backup withholding with respect to distributions we make on our Common Stock or Pre-Funded Warrants to the Non-U.S. Holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a U.S. person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our Common Stock or Pre-Funded Warrants to the Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Information reporting and backup withholding (currently at a rate of 24%) may apply to the proceeds of a sale or other taxable disposition of our Common Stock or Pre-Funded Warrants within the U.S., and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our Common Stock or Pre-Funded Warrants outside the U.S. conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. Holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption. Proceeds of a disposition of our Common Stock or Pre-Funded Warrants conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

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Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA Withholding Taxes

Provisions of the Code commonly known as the Foreign Account Tax Compliance Act, or FATCA, impose withholding of 30% on payments of dividends on our Common Stock or Pre-Funded Warrants to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final U.S. Treasury regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed U.S. Treasury regulations are not final, taxpayers generally may rely on them until final U.S. Treasury regulations are issued. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our Common Stock or Pre-Funded Warrants.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not legal or tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local, and non-U.S. tax consequences of purchasing, holding, and disposing of our Common Stock or Pre-Funded Warrants, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

ThinkEquity LLC is acting as representative of the underwriters. Subject to the terms and conditions of an underwriting agreement between us and the representative, we have agreed to sell to each underwriter named below, and each underwriter named below has agreed to purchase, on a firm commitment basis and at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement, the number of shares of Common Stock, Pre-Funded Warrants, and Common Warrants listed next to its name in the following table:

Underwriter	Number of Shares of Common Stock	Number of Pre-Funded Warrants	Number of Common Warrants
ThinkEquity LLC	14,340,000	4,410,000	18,750,000
Total	14,340,000	4,410,000	18,750,000

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of Common Stock, Pre-Funded Warrants, and Common Warrants offered by this prospectus supplement are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares of Common Stock, Pre-Funded Warrants, and Common Warrants are offered by the underwriters, subject to prior sale, when, as, and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel, or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of Common Stock, Pre-Funded Warrants, and Common Warrants offered by this prospectus supplement if any such shares of Common Stock, Pre-Funded Warrants, and Common Warrants other than those shares of Common Stock, Pre-Funded Warrants, and Common Warrants covered by the over-allotment option described below, are purchased.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

S-34

Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 45 calendar days after the date of the underwriting agreement, to purchase, based on the offering price, up to an additional 2,812,500 shares of Common Stock and/or up to an additional 2,812,500 Pre-Funded Warrants and/or up to an additional 2,812,500 Common Warrants, in each case, at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with this offering and may exercise this option to purchase additional shares and/or Pre-Funded Warrants and/or Common Warrants. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional shares of Common Stock and/or Pre-Funded Warrants and/or Common Warrants.

Discounts, Commissions, and Reimbursement

The underwriters propose initially to offer the shares of Common Stock (and/or Pre-Funded Warrants in lieu thereof) and accompanying Common Warrants to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $        per share and $        per Pre-Funded Warrant. After the public offering, representatives of the underwriters may change the offering price and other selling terms.

The following table shows the public offering price, underwriting discounts, and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise of the over-allotment option to purchase additional shares of Common Stock we granted to the underwriters.

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$4.00	$3.999	$75,000,000	$86,250,000
Underwriting discounts (7%)	$0.28	$0.280	$5,250,000	$6,037,500
Proceeds, before expenses, to us	$3.72	$3.719	$69,750,000	$80,212,500

We have also agreed to pay certain of the representative’s expenses relating to this offering, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the shares of Common Stock to be sold in this offering (including the securities subject to the over-allotment option granted to the underwriters) with the SEC; (b) all filing fees and expenses associated with the review of this offering by the Financial Industry Regulatory Authority (FINRA); (c) all fees and expenses relating to the listing of such shares of Common Stock on the NYSE American LLC and on such other stock exchanges as the Company and the representative together determine, including any fees charged by The Depository Trust Company (DTC) for new securities; (d) all fees, expenses, and disbursements relating to background checks of the Company’s officers, directors, and entities; (e) all fees, expenses, and disbursements relating to the registration or qualification of such shares of Common Stock under the “blue sky” securities laws of such states, if applicable, and other jurisdictions as the representative may reasonably designate; (f) all fees, expenses, and disbursements relating to the registration, qualification, or exemption of such shares of Common Stock under the securities laws of such foreign jurisdictions as the representative may reasonably designate; (g) the costs of all mailing and printing of the offering documents, registration statements, prospectuses, and all amendments, supplements, and exhibits thereto, and as many preliminary and final prospectuses as the representative may reasonably deem necessary; (h) the costs and expenses of a public relations firm; (i) the costs of preparing, printing, and delivering certificates representing the shares of Common Stock; (j) fees and expenses of the transfer agent for the Common Stock; (k) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the underwriters; (l) the costs associated with post-closing advertising this offering in the national editions of the Wall Street Journal and New York Times; (m) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the closing of this offering in such quantities as the representative may reasonably request; (n) the fees and expenses of the Company’s accountants; (o) the fees and expenses of the Company’s legal counsel and other agents and representatives; (p) the fees and expenses of the representative’s legal counsel; (q) the cost associated with the use of Ipreo’s book building, prospectus tracking, and compliance software for this offering; (r) the cost associated with the representative’s data services and communications expenses; (s) the representative’s actual accountable “road show” expenses; and (t) the representative’s market making and trading, and clearing firm settlement expenses for this offering. Except with respect to any required filings under state securities or “blue-sky” law and filings with FINRA, any indemnification obligations, or the costs and expenses of its professional advisors (including its accountants and legal counsel), the total costs and expenses related to this offering for which the Company will reimburse to the representative shall not exceed $122,500.

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Our total estimated expenses of the offering, including registration, filing, and listing fees, printing fees, and legal and accounting expenses, but excluding underwriting discounts and commissions, are approximately $105,000.

Representative’s Warrants

Upon the closing of this offering, we have agreed to issue to the representative of the underwriters warrants to purchase 937,500 shares of Common Stock, or 1,078,125 shares of Common Stock if the over-allotment option to purchase additional shares of Common Stock and/or Pre-Funded Warrants and/or Common Warrants is exercised in full. The Representative’s Warrants will be exercisable at a per-share exercise price of $5.00, which is equal to 125% of the public offering price per share in this offering. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the five-year period commencing on the date of this prospectus supplement.

The Representative’s Warrants provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Representative’s Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger, or consolidation. However, the exercise price or underlying shares of the Representative’s Warrants will not be adjusted for issuances of shares of Common Stock at a price below the warrant exercise price.

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Lock-Up Agreements

We have agreed that, for a period of 60 days from the date of this prospectus supplement, we will not: (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company; (b) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company; (c) complete any offering of convertible debt securities of our Company; or (d) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of our Company, whether any such transaction described in clause (a), (b), (c), or (d) above is to be settled by delivery of shares of capital stock of our Company or such other securities, in cash or otherwise, subject to certain exceptions. Furthermore, we have agreed that, for a period of six months from the date of this prospectus supplement, without the prior consent of the representative, we, on behalf of the Company and any successor entity, will not directly or indirectly in any “at-the-market” or continuous equity transaction, offer to sell, sell, contract to sell, grant any option to sell, or otherwise dispose of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Moreover, pursuant to “lock-up” agreements, our executive officers, directors, and certain of our shareholders have agreed for a period of 90 days from the date of this prospectus supplement, subject to customary exceptions, without the prior written consent of the representative of the underwriters, not to, directly or indirectly (a) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow, or otherwise dispose of any shares of Common Stock, any warrant or option to purchase such shares, or any other of our securities or of any other entity that is convertible into, or exercisable or exchangeable for, shares of our Common Stock or any other of our equity securities (each a “Relevant Security” and collectively, “Relevant Securities”), in each case beneficially owned by them or otherwise publicly disclose the intention to do so, or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Exchange Act with respect to any Relevant Security or otherwise enter into any swap, derivative, or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by the delivery of Relevant Securities, other securities, cash, or other consideration, or otherwise publicly disclose the intention to do so.

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Determination of Offering Price

The aggregate public offering price of the shares of our Common Stock (or Pre-Funded Warrants in lieu thereof) and accompanying Common Warrants that we are offering was negotiated between us and the representative of the underwriters based on, among other things, our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering, and such other factors as were deemed relevant.

Right of First Refusal

We have granted the representative of the underwriters, subject to certain exceptions, a right of first refusal for a period of six months from the closing of this offering (the “ROFR Period”) to act as sole investment banker, sole book-runner, sole financial advisor, sole underwriter, and/or sole placement agent, at the representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings (subject to certain exclusions and each, a “Subject Transaction”), during the ROFR Period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the representative for such Subject Transactions. For the avoidance of any doubt, the Company shall not retain, engage, or solicit any additional investment banker, book-runner, financial advisor, underwriter, and/or placement agent in a Subject Transaction without the express written consent of the representative. The representative will have the sole right to determine whether or not any other broker-dealer will have the right to participate in any such offering and the economic terms of any such participation. If the Company terminates the engagement of the representative for cause, in compliance with FINRA Rule 5110(g)(5)(B), then no such right of first refusal will be granted to the representative.

Prior Relationships

The representative of the underwriters acted as the representative of the underwriters for our initial public offering that closed in November 2024 (our “IPO”). The representative received a commission equal to 7% of the gross proceeds of our IPO.

The representative also acted as the representative of the underwriters for our public offering that closed in August 2025 (our “August 2025 Offering”). The representative received a commission equal to 7% of the gross proceeds of our August 2025 Offering.

NYSE American Listing

Our Common Stock is listed on the NYSE American LLC under the symbol “VENU.” As such, shares of Common Stock sold in this offering will be listed on the NYSE American LLC. There is no established trading market for the Pre-Funded Warrants or the Common Warrants, and we do not intend to list the Pre-Funded Warrants or the Common Warrants on any securities exchange or nationally recognized trading system.

Other

From time to time, certain of the underwriter and/or its affiliates may in the future provide various investment banking and other financial services for us for which they may receive customary fees. In the course of their businesses, the underwriter and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriter and its affiliates may at any time hold long or short positions in such securities or loans.

Except for services provided in connection with this offering and our August 2025 Offering, in each case in which the representative is acting or acted as the representative of the underwriters, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus supplement.

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Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriter may engage in transactions that stabilize, maintain, or otherwise affect the price of our Common Stock. Specifically, the underwriter may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus supplement. This creates a short position in our Common Stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of Common Stock over-allotted by the underwriter is not greater than the number of shares of Common Stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of Common Stock involved is greater than the number of shares Common Stock in the over-allotment option. To close out a short position, the underwriter may elect to exercise all or part of the over-allotment option. The underwriter may also elect to stabilize the price of our Common Stock or reduce any short position by bidding for, and purchasing, Common Stock in the open market.

The underwriter may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing shares of Common Stock in this offering because the underwriter repurchases the shares of Common Stock in stabilizing or short covering transactions.

Finally, the underwriter may bid for, and purchase, shares of our Common Stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Common Stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriter is not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our shares of Common Stock are traded, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriter or its affiliates may engage in passive market making transactions in our Common Stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our Common Stock in excess of the highest independent bid price by persons who are not passive market makers;

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our Common Stock during a specified two-month prior period or 200 shares of Common Stock, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market making bids must be identified as such.

Indemnification

We have agreed to indemnify the underwriter against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some, or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriter may be required to make for these liabilities.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter or by its affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

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legal proceedings

The Company from time to time, and in the ordinary course of its business, may become a party to legal proceedings or governmental inquiries on various aspects of its business, including issues related to noise ordinances, traffic and safety, construction and development, capitalization, and other issues.

On August 20, 2025, the Company and two of its subsidiaries received a subpoena duces tecum from the Oklahoma Division of Securities, compelling the production of documents related to any securities offerings in the State of Oklahoma. The ODS has not asserted any securities violations by the Company or its subsidiaries. The Company is fully cooperating with the ODS.

On January 21, 2026, certain of the Company’s subsidiaries were named as defendants in a lawsuit filed in the El Paso County District Court of Colorado by plaintiffs seeking the abatement and permanent injunction of alleged unlawful noise pollution at Ford Amphitheater based on allegations that the venue emits unlawful noise pollution in violation of state law. Bailey. v. Notes CS I, DST, No. 2026CV30179 (El Paso Cnty. Dist. Ct. filed Jan. 21, 2026). On March 2, 2026, the subsidiary defendants filed a motion to dismiss the lawsuit, asserting that the plaintiffs’ complaint fails to measure noise in accordance with applicable state law. The defendant subsidiaries intend to vigorously defend against all claims.

legal matters

The validity of the shares of Common Stock and the shares of Common Stock underlying the Pre-Funded Warrants and the Common Warrants offered hereby will be passed upon for us by Dykema Gossett PLLC, Milwaukee, Wisconsin. Sheppard, Mullin, Richter & Hampton LLP, New York, New York, has acted as counsel for the underwriters.

experts

Venu’s consolidated financial statements as of December 31, 2024 and 2023, and for the years then ended, incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, on file with the SEC, have been so included in reliance on the report of Grassi & Co., CPAs, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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information incorporated by reference

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. Our SEC file number is 001-42422. The information incorporated by reference in this prospectus supplement is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement. You should refer to the registration statement, including the exhibits and schedules attached to the registration statement and the information incorporated by reference, for further information about us and the securities being offered pursuant to this prospectus supplement. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until the offering of the securities offered hereby is terminated or completed. The documents we are incorporating by reference into this prospectus supplement are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 31, 2025;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, filed on May 15, 2025, June 30, 2025, filed on August 14, 2025, and September 30, 2025, filed on November 14, 2025;

●	our Current Reports on Form 8-K filed on January 17, 2025, January 29, 2025, April 24, 2025, May 8, 2025, May 16, 2025, June 2, 2025, June 10, 2025, June 17, 2025, June 26, 2025, August 28, 2025, September 9, 2025, October 17, 2025, October 30, 2025, November 3, 2025, November 10, 2025, November 21, 2025, December 12, 2025, January 9, 2026, January 15, 2026, and February 5, 2026; and

●	the description of our Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, including any other amendments or reports filed for the purpose of updating such description.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct oral or written requests to our corporate secretary, who can be contacted at 1755 Telstar Drive, Suite 501, Colorado Springs, Colorado 80920 or (719) 895-5483. You may also access these documents, free of charge on the SEC’s website at www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front cover of this prospectus supplement or those documents.

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where you can find MORE information

We have filed with the SEC a registration statement on Form S-3 relating to the securities offered by this prospectus supplement. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information regarding us and the shares of Common Stock offered by this prospectus supplement, we refer you to the full registration statement, including its exhibits and schedules, filed under the Securities Act.

The SEC maintains a website at http://www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC. Our registration statement, of which this prospectus supplement constitutes a part, and the exhibits and schedules thereto can be downloaded from the SEC’s website. We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. These reports and other information may be obtained from the SEC’s website as provided above.

We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, https://venu.live, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

S-42

Prospectus

$1,000,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

This prospectus provides you with a general description of the securities that Venu Holding Corporation (the “Company,” “we,” “our,” and “us”) may offer and sell, from time to time, either individually or in units. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of any securities we offer and the specific manner in which we will offer such securities. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters, or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock, par value $0.001 per share (the “Common Stock”), is listed on the NYSE American LLC under the symbol “VENU.” On November 28, 2025, the closing price for our Common Stock as reported on the NYSE American LLC was $10.12 per share. Our principal executive offices are located at 1755 Telstar Drive, Suite 501, Colorado Springs, Colorado 80920.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 3 and the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 8, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”), utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings, up to a total dollar amount of $1,000,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” along with any additional information you may need to make your investment decision.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate as of the date on the respective covers of such documents, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, such prospectus supplement, or any sale or issuance of a security, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed materially since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement.

Unless the context otherwise requires, all references to “Venu,” “the Company,” “we,” “our,” “us,” or “our company” in this prospectus refer to Venu Holding Corporation, a Colorado corporation, together with its subsidiaries.

ABOUT VENU HOLDING CORPORATION

Our Business

Venu is an entertainment and hospitality holding company based in Colorado Springs, Colorado. Through several subsidiary entities, Venu designs, develops, owns, and operates (whether directly or through third-party operators) up-scale music venues, outdoor amphitheaters, and full-service restaurants and bars. Venu was founded in 2017. Since its inception, Venu has strived to set a new standard in the hospitality and entertainment industry through its entertainment-campus venue concept and to meet the growing demand for live entertainment by developing new venues in strategically selected, rapid-growth, entertainment-underserved markets.

To date, Venu has developed, or is in the process of developing, three restaurant concepts and one bar concept, as well as live music, indoor venues that accommodate approximately 1,400 guests and outdoor amphitheaters that accommodate at least 8,000 guests. Currently, Venu operates two indoor venues, three restaurants, and one outdoor amphitheater across Colorado and Georgia.

Venu attributes its growth capabilities, in part, to its key partnerships with leaders in the music and entertainment industries, its experienced management team with prior success in hospitality and entertainment, and its strategic public-private partnerships that support ongoing economic growth. Venu believes that its venues offer patrons memorable experiences through a variety of music acts, high-end venues, desired food menu options, and exceptional hospitality.

Venu believes that its strategic development of venues in rapid-growth areas, experience in building partnerships with local governments and managing the elevated regulatory standards associated with public-private projects, and ability to negotiate naming and sponsorship rights with ubiquitous brands make it a highly sought-after entertainment and hospitality company by municipalities across the United States.

Corporate History and Information

Venu was originally formed in Colorado on March 13, 2017, as Bourbon Brothers Restaurants, LLC, a Colorado limited liability company. On April 6, 2022, the Company converted to a corporation. On September 6, 2024, Venu adopted Amended and Restated Articles of Incorporation to, among other things, change its legal name to “Venu Holding Corporation”.

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Venu’s principal executive office is located at 1755 Telstar Drive, Suite 501, Colorado Springs, Colorado 80920 (telephone: 719-895-5483). Venu’s principal website is https://venu.live. Information contained on, or accessible through, Venu’s website is not a part of this prospectus.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Venu’s financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, on file with the SEC, and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, and our Current Reports on Form 8-K that are incorporated by reference in this prospectus. Before you invest in our securities, you should carefully consider those risks along with the following risks together with the other information appearing elsewhere in this prospectus and that we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The occurrence of any of those risks or the following risks could have a material and adverse effect on our business, reputation, financial condition, results of operations, and future growth prospects, as well as our ability to accomplish our strategic objectives. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and market value. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Certain statements in this section, or which are incorporated by reference into this section, are forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus. For more information, see the sections of this prospectus titled “Cautionary Note Regarding Forward-Looking Statements” and “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference,  contains forward-looking statements regarding future events and the Company’s future results. Statements expressing expectations and projections with respect to future matters are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates, forecasts, and projections about the industry in which the Company operates and the beliefs and assumptions of the Company’s management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “could,” “would,” “should,” “will,” “may,” variations of such words, and similar expressions of a forward-looking nature are intended to identify such forward-looking statements. In addition, any statements that refer to projections of the Company’s future financial performance, the Company’s anticipated growth and potential in its business, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified in the “Risk Factors” section of this prospectus and elsewhere herein.

Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements, and readers are cautioned not to place undue reliance upon such statements in making an investment decision. The Company disclaims any obligation to update factors or to announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

In addition, statements such as “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and, although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should carefully read the factors set forth in the “Risk Factors” section of this prospectus and other cautionary statements made throughout this prospectus, and you should interpret such factors and cautionary statements as being applicable to all forward-looking statements wherever appearing in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances, or otherwise, unless required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from sales of the securities described in this prospectus for general corporate purposes, which could include working capital, capital expenditures, real estate acquisitions, costs to develop amphitheaters and music venue projects and campuses, acquisitions, and the repayment of indebtedness outstanding from time to time. Pending these uses, the net proceeds may also be temporarily invested in short-term securities.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF THE SECURITIES

We may offer, from time to time, in one or more offerings, up to $1,000,000,000 of the following securities:

●	Common Stock;

●	Preferred Stock;

●	senior debt securities;

●	subordinated debt securities;

●	warrants;

●	rights;

●	units; or

●	any combination of the foregoing securities.

The aggregate initial offering price of the offered securities that we may issue will not exceed $1,000,000,000. If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents.

The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price, and our net proceeds. Where applicable, a prospectus supplement will also describe any material United States federal income tax consequences relating to the securities offered and indicate whether the securities offered are or will be quoted or listed on any quotation system or securities exchange.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of our Common Stock The prospectus supplement relating to any offering of Common Stock, or other securities convertible into or exchangeable or exercisable for Common Stock, will describe more specific terms of the offering of Common Stock or other securities, including the number of shares offered, the initial offering price and market price, and dividend information. The prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our Common Stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation and Bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read our Articles of Incorporation and our Bylaws for additional information before you purchase any shares of our Common Stock. Our Common Stock and the rights of the holders of our Common Stock are subject to the applicable statutes of the State of Colorado, our Articles of Incorporation, and our Bylaws.

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Authorized and Outstanding Common Stock

Under our Articles of Incorporation, we are authorized to issue up to 144,000,000 shares of Common Stock and 1,000,000 shares of Class B Non-Voting Common Stock. Except for any difference in voting privileges, or any differing contractual rights or limitations assigned or afforded to a specific series of stock in connection with a merger, acquisition, or strategic transaction, the shares of Common Stock and Class B Non-Voting Common Stock have the same preferences, limitations, and relative rights in all other respects. Shares of Class B Non-Voting Common Stock are not convertible into Common Stock or any other security of the Company, as the Company’s Articles of Incorporation and other governing documents do not prescribe circumstances or events that require the conversion of shares of Class B Non-Voting Common Stock into Common Stock or provide holders with the right, at their option or volition, to convert their shares of Class B Non-Voting Common Stock.

As of December 1, 2025, the Company had the following shares of Common Stock and Class B Non-Voting Common Stock issued and outstanding: (i) 42,847,542 shares of Common Stock held by approximately 515 shareholders of record; and (ii) 304,990 shares of Class B Non-Voting Common Stock held by five holders.

Voting Rights

Each holder of our Common Stock is entitled to one vote per share held. Except as required by law, holders of our Class B Non-Voting Common Stock have no voting power with respect to their shares held and are not entitled to vote on matters submitted to shareholders. Holders of Preferred Stock would have the voting rights established by Venu’s Board of Directors in accordance with the Colorado Business Corporations Act (the “CBCA”).

Dividend Policy

We do not currently intend to pay dividends on our Common Stock. The declaration, amount, and payment of any future dividends on shares of our Common Stock, if any, will be at the sole discretion of our Board, which may take into account general and economic conditions, our financial condition, and our results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, the implications of the payment of dividends by us to our shareholders or by our subsidiaries to us, and any other factors that our Board may deem relevant.

No Preemptive Rights

Holders of our capital stock are not entitled to preemptive rights. Our Common Stock is not subject to any redemption or sinking-fund provisions. All outstanding shares of our Common Stock are fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Colonial Stock Transfer.

Listing

Our Common Stock is listed on the NYSE American LLC under the symbol “VENU.”

Anti-Takeover Effects of Provisions of Our Governance Documents

Certain provisions of our Articles of Incorporation and our Bylaws (collectively, our “Governance Documents”) could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. As a consequence, these provisions might also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our Board, and they might also have the effect of preventing changes in our Board or management. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our Common Stock, because, among other reasons, the negotiation of such proposals could improve their terms. Provisions in our Governance Documents that may delay, defer, or discourage takeover attempts are described below.

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Director Vacancies

Our Bylaws authorize the Board to fix from time to time the number of directors constituting our Board, provided that we must always have at least one director pursuant to our Articles of Incorporation. Furthermore, our Bylaws authorize the Board to fill director vacancies or newly created directorships. These provisions provide the Board with flexibility and control in determining the size and composition of the Board, which may deter a takeover attempt by challenging an acquirer’s ability to gain control of the Company and diluting any of the acquirer’s influence over the Company.

Special Meetings of Shareholders

Our Bylaws provide that special meetings of our shareholders may only be called by the Board or by shareholders entitled to cast at least 25% of the votes at the meeting. The only business that may be conducted at a special meeting is the business covered by the matter or matters set forth in the notice of the special meeting, which must state the general nature of the business to be transacted.

Advance Notice Requirements

Our Bylaws establish advance notice requirements that shareholders must meet to make any nominations for election to our Board or to submit other business to be acted upon at shareholder meetings. To be timely for purposes of an annual meeting of shareholders, a shareholder’s notice must be received by the Company’s secretary at the Company’s principal executive offices (i) not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of shareholders (if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting), or (y) with respect to any other annual meeting of shareholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the tenth day following the date on which the Company first publicly announces the meeting date. To be timely for purposes of a special meeting of shareholders, a shareholder’s notice must be received not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the special meeting or the tenth day following the Company’s public announcement of the meeting date. Our Bylaws also specify certain requirements as to the form and content of shareholder meetings. These provisions may preclude our shareholders from bringing matters or making nominations for directors at our shareholder meetings.

Limitations on Liability and Indemnification of Officers and Directors

Our Articles of Incorporation contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the CBCA. Consequently, our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our shareholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; or

●	any transaction from which the director derived an improper personal benefit.

Our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by the CBCA. Subject to certain limitations and exceptions, our Bylaws require us to advance expenses actually and reasonably incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

We believe that these indemnification provisions in our Governance Documents and any indemnification agreements are necessary to attract and retain qualified directors and officers. We also maintain directors’ and officers’ liability insurance. The limitation of liability and indemnification provisions in our Governance Documents may discourage shareholders from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other shareholders. Further, a shareholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

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DESCRIPTION OF PREFERRED STOCK

The following description of our Preferred Stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our Preferred Stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any Preferred Stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our Preferred Stock, please refer to our Articles of Incorporation, our Bylaws, and the Certificate of Designation, Preferences, and Rights of Series B 4% Convertible Preferred Stock (the “Series B Certificate of Designation”) that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation, our Bylaws, and the Series B Certificate of Designation, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read our Articles of Incorporation, our Bylaws, and the Series B Certificate of Designation for additional information before you purchase any shares of our Preferred Stock. Our Preferred Stock and the rights of the holders of our Preferred Stock are subject to the applicable statutes of the State of Colorado and our Articles of Incorporation, our Bylaws, and the Series B Certificate of Designation.

General Terms

Our Board may, without further action by our shareholders, from time to time, direct the issuance of shares of Preferred Stock in series and may, at the time of issuance, determine the rights, preferences, and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences.

Satisfaction of any dividend preferences of outstanding shares of Preferred Stock would reduce the amount of funds available for the payment of dividends on shares of our Common Stock (although we do not anticipate paying any dividends to the holders of our Common Stock in the foreseeable future). Holders of shares of Preferred Stock may be entitled to receive a preference payment in the event of any liquidation, dissolution, or winding-up of our Company before any payment is made to the holders of shares of our Common Stock. In some circumstances, the issuance of shares of Preferred Stock may render more difficult or tend to discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management as discussed below. Upon the affirmative vote of our Board, without shareholder approval, we may issue shares of Preferred Stock with voting and conversion rights that could adversely affect the holders of shares of our Common Stock.

If we offer a specific series of Preferred Stock under this prospectus, we will describe the terms of the Preferred Stock in the prospectus supplement for such offering and will file a copy of the articles of amendment to the Articles of Incorporation establishing the terms of the Preferred Stock with the SEC. To the extent required, this description will include:

●	the title and stated value;

●	the number of shares offered, the liquidation preference per share, and the purchase price;

●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption, if applicable;

●	any listing of the Preferred Stock on any securities exchange or market;

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●	whether the Preferred Stock will be convertible into our Common Stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

●	whether the Preferred Stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

●	voting rights, if any, of the Preferred Stock;

●	a discussion of any material and/or special United States federal income tax considerations applicable to the Preferred Stock;

●	the relative ranking and preferences of the Preferred Stock as to dividend rights and rights upon liquidation, dissolution, or winding up of the affairs of the Company; and

●	any material limitations on issuance of any class or series of Common Stock ranking senior to or on a parity with the series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution, or winding up of the Company.

Authorized and Outstanding Preferred Stock

Under our Articles of Incorporation, we are authorized to issue up to 5,000,000 shares of Preferred Stock. Our Preferred Stock may be issued from time to time in one or more series, each of which will have a distinctive designation or title as determined by our Board, which is authorized to establish the designations, preferences, limitations, restrictions, and relative rights of the Preferred Stock and any variations in the relative rights and preferences as between different series of Preferred Stock in accordance with the Colorado Business Corporations Act.

Of our authorized Preferred Stock, we have designated 675 shares as Series B 4% Convertible Preferred Stock (the “Series B Preferred Stock”). The rights and preferences of our Series B Preferred Stock are set forth in the Series B Certificate of Designation. Although the Company previously designated 4,750,000 shares as Series A 8.0% Cumulative Redeemable Convertible Preferred Stock (the “Series A Preferred Stock”), on August 11, 2025, the Company filed a revocation with the Secretary of State of the State of Colorado to eliminate from its Articles of Incorporation all matters set forth in the Certificate of Designation, Preferences and Rights with respect to its Series A Preferred Stock. No shares of Series A Preferred Stock were issued, and shares of Preferred Stock previously designated as Series A Preferred Stock have reverted to being designated as authorized but unissued shares of Preferred Stock.

As of December 1, 2025, the Company had 675 shares of Series B Preferred Stock issued and outstanding, held by one holder.

Transfer Agent and Registrar

The transfer agent and registrar for our Preferred Stock in the United States is Colonial Stock Transfer.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities from time to time, as either senior or subordinated debt or as senior or subordinated convertible debt, in one or more offerings under this prospectus. We will issue any such debt securities under one or more separate indentures that we will enter into with a trustee to be named in the indenture and specified in the applicable prospectus supplement. The specific terms of debt securities being offered will be described in the applicable prospectus supplement. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus forms a part.

The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related indenture, which may include (without limitation) the following:

●	the title or designation of the debt securities;

●	any limit upon the aggregate principal amount of the debt securities;

●	the price or prices at which the debt securities will be issued;

●	the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;

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●	the date or dates on which we will pay the principal on the debt securities;

●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date that interest will begin to accrue, the date or dates interest will be payable, and the record dates for interest payment dates or the method for determining such dates;

●	the manner in which the amounts of payment of principal of, premium on, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index, or financial index;

●	any conversion or exchange features;

●	if payments of principal of, premium on, or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the place or places where the principal of, premium on, and interest on the debt securities will be payable, where the debt securities may be surrendered for transfer or exchange, and where notices or demands to or upon the Company may be served;

●	the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

●	the dates on which and the price or prices at which we may repurchase the debt securities at our option or at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

●	if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium on, and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;

●	whether the debt securities are to be issued at any original issue discount and the amount of discount with which such debt securities may be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

●	information with respect to book-entry procedures;

●	the terms and conditions upon which the debt securities will be so convertible or exchangeable into securities or property of another person, if at all, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

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●	whether the debt securities will be subject to subordination and the terms of such subordination;

●	any restriction or condition on the transferability of the debt securities;

●	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities;

●	the provisions related to compensation and reimbursement of the trustee which applies to securities of such series;

●	the events of default and covenants with respect to the debt securities and the acceleration provisions with respect to the debt securities;

●	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

●	if other than the trustee, the identity of each security registrar, paying agent, and authenticating agent; and

●	any other terms of the debt securities.

The indenture and the debt securities are expected to be governed by and construed in accordance with the laws of the State of New York. We intend to disclose the relevant restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. As of the date of this prospectus, we have no outstanding registered debt securities.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our Common Stock, Preferred Stock, debt securities, or other securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount, and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our Common Stock and the number of shares of Common Stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our Preferred Stock, the number of shares of Preferred Stock to be received upon exercise, and a description of that series of our Preferred Stock;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material United States federal income tax consequences;

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●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the Common Stock, Preferred Stock, and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. After the close of business on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

●	in the case of warrants to purchase debt securities, payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise; or

●	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments, or similar distributions on the securities purchasable upon exercise.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

As specified in the applicable prospectus supplement, we may issue rights to purchase the securities offered in this prospectus to our existing shareholders, and such rights may or may not be issued for consideration. The applicable prospectus supplement will describe the terms of any such rights. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the documents pursuant to which such rights will be issued.

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DESCRIPTION OF UNITS

We may, from time to time, issue units composed of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We may enter into one or more unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

You should read any prospectus supplement related to the units being offered, as well as the complete unit agreements that contain the terms of the units. We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

Any applicable prospectus supplement may describe, among other things:

●	the material terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units;

●	the date, if any, on and after which the constituent securities composing the units will be separately transferable;

●	any special United States federal income tax considerations applicable to the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

FORMS OF SECURITIES

General

Each of the securities issued under this prospectus will be represented either by a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, units, or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each purchaser’s beneficial ownership of the securities through an account maintained by the purchaser with its broker/dealer, bank, trust company, or other representative, as we explain more fully below.

Registered Global (Book-Entry) Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary, or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

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Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters, or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair such purchasers’ abilities to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, unit agreement, or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive, or be entitled to receive, physical delivery of the securities in definitive form, and will not be considered the owners or holders of the securities under the applicable indenture, unit agreement, or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, unit agreement, or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, unit agreement, or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, on, and interest payments on debt securities, and any payments to holders with respect to warrants or units represented by a registered global security registered in the name of a depositary or its nominee, will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents, or any other agent of ours, agent of the trustees, or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising, or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest, or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent, or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following methods from time to time:

●	directly to investors, directly to agents, or to investors through agents;

●	through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone, for resale to the public or investors;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;

●	through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	exchange distributions and/or secondary distributions;

●	by delayed delivery contracts or by remarketing firms;

●	transactions in options, swaps, or other derivatives that may or may not be listed on an exchange; or

●	through a combination of any such methods of sale.

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The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

Any underwritten offering may be on a best-efforts or a firm-commitment basis. If underwriters are used in the sale, the securities acquired by the underwriters will be for their own account. The underwriters may resell the securities in one or more transactions, including without limitation negotiated transactions, at a fixed public offering price or at a varying price determined at the time of sale. The obligations, if any, of the underwriter to purchase any securities will be subject to certain conditions. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities if any are purchased, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed, reallowed, or paid to dealers may be changed from time to time.

If a dealer is used in an offering of securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters, dealers, or agents.

We may also make direct sales through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

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From time to time, we may offer securities directly to the public, with or without the involvement of agents, underwriters, or dealers, and may use the Internet or another electronic bidding or ordering system for the pricing and allocation of the securities. Such a system may allow bidders to participate directly, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us and may directly affect the price or other terms at which such securities are sold. Such a bidding or ordering system may present to each bidder, on a real-time basis, relevant information to assist you in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, pro-rated or rejected. Other pricing methods also may be used. Upon completion of such an auction process, securities will be allocated based on prices bid, terms of bid, or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocation systems are likely to be developed in the future, and we may use such systems in connection with the sale of securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement. If an offering is made using such a bidding or ordering system, you should review the auction rules, as described in the prospectus supplement, for a more detailed description of the offering procedures.

In the sale of the securities, underwriters, dealers, or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

●	identify any such underwriter or agent;

●	describe any compensation in the form of discounts, concessions, commissions, or otherwise received from us by each of such underwriter, dealer, or agent and in the aggregate to all underwriters, dealers, and agents;

●	identify the purchase price and proceeds from such sale;

●	identify the amounts underwritten;

●	identify the nature of the underwriter’s obligation to take the securities;

●	identify any over-allotment option under which the underwriters may purchase additional securities from us; and

●	identify any quotation systems or securities exchanges on which the securities may be quoted or listed.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the Common Stock, which is listed on the NYSE American LLC. Any Common Stock sold pursuant to a prospectus supplement will be listed on the NYSE American LLC, subject to applicable notices. We may elect to apply for quotation or listing of any other class or series of our securities on a quotation system or an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any other class or series of our securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

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Accordingly, to cover these short-sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NYSE American LLC or otherwise and, if commenced, may be discontinued at any time.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

Under agreements into which we may enter, underwriters, dealers, and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers, or agents may be required to make.

Underwriters, dealers, and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, securities may also be offered or sold by a “remarketing firm” in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers, or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on such future date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (i) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (ii) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the delayed delivery contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such delayed delivery contracts.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker or dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 001-42422. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities. The documents we are incorporating by reference into this prospectus are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 31, 2025;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, filed on May 15, 2025, June 30, 2025, filed on August 14, 2025, and September 30, 2025, filed on November 14, 2025;

●	our Current Reports on Form 8-K filed on January 17, 2025, January 29, 2025, April 24, 2025, May 8, 2025, May 16, 2025, June 2, 2025, June 10, 2025, June 17, 2025, June 26, 2025, August 28, 2025, September 9, 2025, October 17, 2025, October 30, 2025, November 3, 2025, November 10, 2025, and November 21, 2025; and

●	the description of the Company’s common stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, including any other amendments or reports filed for the purpose of updating such description.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct oral or written requests to our corporate secretary, who can be contacted at 1755 Telstar Drive, Suite 501, Colorado Springs, Colorado 80920 or (719) 895-5483. You may also access these documents, free of charge on the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis, and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Preferred Stock” and “Description of Common Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock that has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge. Written requests for such copies should be directed to our corporate secretary, who can be contacted at 1755 Telstar Drive, Suite 501, Colorado Springs, Colorado 80920 or (719) 895-5483. Our principal website is located at https://venu.live. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

EXPERTS

Venu’s consolidated financial statements as of December 31, 2024 and 2023, and for the years then ended, incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, on file with the SEC, have been so included in reliance on the report of Grassi & Co., CPAs, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Dykema Gossett PLLC, Milwaukee, Wisconsin.

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14,340,000 Shares of Common Stock

4,410,000 Pre-Funded Warrants to Purchase Shares of Common Stock

4,410,000 Shares of Common Stock Underlying such Pre-Funded Warrants

18,750,000 Common Warrants to Purchase Shares of Common Stock

18,750,000 Shares of Common Stock Underlying such Common Warrants

Venu Holding Corporation

PROSPECTUS SUPPLEMENT

ThinkEquity

March 8, 2026